Exhibit 10.8

MILLAR WESTERN FOREST PRODUCTS LTD.

– and –

EPCOR MERCHANT AND CAPITAL L.P.

– and – EPCOR UTILITIES INC.

As Guarantor

MILLAR WESTERN PPI SWAP AND PURCHASE AGREEMENT

Dated as of May 19, 2006

TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION 2

1.1 Definitions 2

1.2 Construction 15

1.3 Certain Rules of Interpretation 15

1.4 Computation of Time 16

1.5 Performance on Business Days 16

1.6 Calculation of Interest 16

1.7 Accounting Terms 16

1.8 Schedules 16

ARTICLE 2 - SWAP TRANSACTION AND PURCHASE AND SALE 16

2.1 Agreement to Swap – BR Swap PPI for SD Swap Rights 16

2.2 Agreement to Purchase and Sell – SD Purchase Rights 17

2.3 Tax Treatment and Reporting 17

2.4 Transfer and Withholding Taxes 18

2.5 Apportionment of Benefits and Obligations 18

2.6 Late Payment 28

2.7 Assumption of Certain Liabilities 28

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES 29

3.1 Representations and Warranties of the Participant 29

3.2 Representations and Warranties of EMCLP 32

3.3 Survival of Representations and Warranties 35

3.4 Survival of Representations and Warranties of EMCLP 35

3.5 Termination of Liability 36

ARTICLE 4 - COVENANTS 36

4.1 Conduct of Participant during Interim Period 36

4.2 Conduct of EMCLP during Interim Period 37

4.3 Deregistration of NSIs 38

ARTICLE 5 – CONDITIONS OF CLOSING 39

5.1 EMCLP’s Conditions 39

5.2 Participant’s Conditions 41

ARTICLE 6 - CLOSING ARRANGEMENTS 42

6.1 Closing 42

6.2 Participant’s Closing Deliveries 42

6.3 EMCLP’s Closing Deliveries 43

ARTICLE 7 - INDEMNIFICATION 44

7.1 Indemnification by EMCLP 44

7.2 Indemnification by the Participant 45

7.3 Thresholds and Limits 45

7.4 Notice of Claim 46

7.5 Direct Claims 46

7.6 Third Party Claims 47

7.7 Settlement of Third Party Claims 48

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7.8	Co-Operation	48
7.9	Gross-up	48
7.10	Exclusivity	48
ARTICLE 8 - GENERAL		49
8.1	Public Announcements	49
8.2	Expenses	49
8.3	No Third Party Beneficiary	49
8.4	Entire Agreement	49
8.5	Non-Merger	50
8.6	Time of Essence	50
8.7	Amendment	50
8.8	Waiver of Rights	50
8.9	Jurisdiction	50
8.10	Governing Law	50
8.11	Notices	50
8.12	Guarantee of EMCLP's Obligations	52
8.13	Assignment	52
8.14	Further Assurances	52
8.15	Severability	52
8.16	Successors and Assigns	53
8.17	Counterparts	53

Schedule 1.1(37)	Form of BR Participant DSI Termination Agreement
Schedule 1.1(106)	Form of PPI Assignment Agreement
Schedule 1.1(120)	Form of Direction to Pay
Schedule 1.1(125)	Form of SD Extension Loan Agreement
Schedule 1.1(134)	Form of SD Insurance Agreement
Schedule 1.1(158)	Form of SD Tax Agreement
Schedule 1.1(171)	Form of Waiver and Consent
Schedule 2.1(2)	Agreed Swap Values
Schedule 2.4	GST Payable
Schedule 2.5(1)(ii)(A)	BR Pre-Effective Time Other PPA Costs
Schedule 2.5(2)(ii)(A)	SD Pre-Effective Time Other PPA Costs
Schedule 3.2(7)	EMCLP's Litigation

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MILLAR WESTERN PPI SWAP AND PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 19th day of May, 2006,

AMONG

MILLAR WESTERN FOREST PRODUCTS LTD., a corporation incorporated and subsisting under the laws of Alberta (hereinafter called the “Participant”),

– and –

EPCOR MERCHANT AND CAPITAL L.P., a limited partnership formed and subsisting under the laws of Alberta of EPCOR MERCHANT AND CAPITAL INC., a corporation incorporated and subsisting under the laws of Alberta and EMCC LIMITED, a corporation incorporated and subsisting under the laws of Alberta (hereinafter called “EMCLP”),

– and –

EPCOR UTILITIES INC., a corporation incorporated and subsisting under the laws of Alberta (hereinafter called the “EMCLP’s Guarantor”),

RECITALS:

A. The Participant owns the BR Swap PPI under the BR PSA.

B. EMCLP owns the SD Swap PPI under the SD PSA.

C. The Participant and EMCLP wish to swap and exchange the BR Swap PPI for the SD Swap PPI.

D. EMCLP also owns the SD Extension PPI.

E. The Participant wishes to purchase from EMCLP, and EMCLP wishes to sell to the Participant, the SD Extension PPI.

F. EMCLP’s Guarantor is a party to this Agreement for the sole purpose of guaranteeing, under Section 8.12, the obligations of EMCLP to the Participant hereunder.

THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities of the Parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

ARTICLE 1 INTERPRETATION

1.1 Definitions. In this Agreement, including the Recitals to this Agreement, unless the context otherwise requires:

(1) “Accounting Firm” means Deloitte & Touche or such other firm of chartered accountants as may be selected by the Parties.

(2) “AESO” means the Independent System Operator, as that term is defined in the Electric Utilities Act (Alberta).

(3) “Affiliate”, with respect to the relationship between two or more corporations, has the meaning attributed to “affiliated bodies corporate” under the Business Corporations Act (Alberta) as of the date of this Agreement and, with respect to the relationship between two or more Persons any of which is not a corporation, a Person is deemed to be an Affiliate of another Person if one of them is Controlled by the other or if both are Controlled by the same Person, and “Affiliated” has a corresponding meaning; provided always that, for the purposes of this Agreement, the City of Edmonton shall not be considered an Affiliate of EMCLP or EMCLP’s Guarantor.

(4) “Agreement” means this agreement, including all Schedules to this agreement, all as amended, supplemented, restated and replaced from time to time in accordance with the provisions hereof.

(5) “Applicable Law” means:

(a) any domestic or foreign statute, law (including common and civil law), code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise);

(b) any judgement, order, writ, injunction, decision, ruling, decree or award;

(c) any regulatory policy, practice or guideline; or

(d) any Permit;

of any Governmental Authority, binding on the Person referred to in the context in which the term is used or binding on the property of that Person or having application to that Person in relation to the transaction or event in question.

(6) “Arbitration Act” means the Arbitration Act (Alberta).

(7) “Arbitrator” has the meaning attributed to that term in Section 2.5(7).

(8) “BR Annual Capacity Charge” has the meaning attributed to the term “Annual Capacity Charge” in the BR PPA.

(9) “BR Annual Capacity Statement” has the meaning attributed to the term “Annual Capacity Statement” in the BR PPA.

(10) “BR Annual Take or Pay Fuel Statement” has the meaning attributed to the term “Annual Take or Pay Fuel Statement” in the BR PPA.

(11) “BR Aggregate Passthrough Charges Trueup” has the meaning given to the term “Aggregate Passthrough Charges Trueup” in the BR PPA.

(12) “BR Assumed Liabilities” has the meaning attributed to that term in Section 2.7(3).

(13) “BR Benefits and Obligations” has the meaning attributed to that term in Section 2.5(1).

(14) “BR Block Right” has the meaning attributed to the term “Block Right” in the BR PSA.

(15) “BR Calculation Time” has the meaning attributed to that term in Section 2.5(1)(ii)(B).

(16) “BR Capacity Commitment” has the meaning attributed to the term “Capacity Commitment” in the BR PSA.

(17) “BR Capacity Hours” means, in respect of a Unit to which a payment or receipt described in Section 2.5(1)(ii)(B)1 to 5 relates, the amount determined by multiplying (a) the number of hours in the period commencing at the applicable BR Swap Calculation Time and ending at the earlier of the BR Unit Effective Term Completion Date applicable to such BR Unit or the last hour at which the benefits or detriments in respect of such payment or receipt are expected to accrue applicable to such BR Unit, by (b) the BR Committed Capacity for such BR Unit.

(18) “BR Change in Law” has the meaning attributed to the term “Change in Law” in the BR PPA.

(19) “BR Committed Capacity” has the meaning attributed to the term “Committed Capacity” in the BR PPA.

(20) “BR Deemed Monthly Coal Usage” has the meaning attributed to the term “Deemed Monthly Coal Usage” in the BR PPA.

(21) “BR Effective Term” has the meaning attributed to the term “Effective Term” in the BR PPA.

(22) “BR Electricity” has the meaning attributed to the term “Electricity” in the BR PPA.

(23) “BR EPCOR Power Interest” has the meaning attributed to the term “EPCOR Power Interest” in the BR PSA.

(24) “BR Excluded Liabilities” has the meaning attributed to that term in Section 2.7(4).

(25) “BR First Amending Agreement” means the Power Syndicate Amending Agreement (Battle River) dated as of January 1, 2003 among EPCOR PPA Management Inc. and the BR Participants.

(26) “BR Final Accounting” has the meaning attributed to that term in Section 2.5(4).

(27) “BR Final Accounting Cut-Off Date” has the meaning attributed to that term in Section 2.5(10)(a).

(28) “BR Income Tax Capacity Payment Trueup” has the meaning given to the term “Income Tax Capacity Payment Trueup” in the BR PPA.

(29) “BR Independent Arrangement” has the meaning attributed to the term “Independent Arrangement” in the BR PSA.

(30) “BR Interim Accounting” has the meaning attributed to that term in Section 2.5(3).

(31) “BR Monthly Administration Fees” has the meaning attributed to the term “Monthly Administration Fees” in the BR PSA.

(32) “BR Monthly PPA Costs” has the meaning attributed to the term “Monthly PPA Costs” in the BR PSA.

(33) “BR Monthly PPA Revenues” has the meaning attributed to the term “Monthly PPA Revenues” in the BR PSA.

(34) “BR Other Participant” means one of Slave Lake Pulp Partnership, Millar Western Forest Products Ltd., Dow Chemical Canada Inc. and ANC Power Company as a participant under the BR PSA and “BR Other Participants” means all of such Persons.

(35) “BR Other PPA Costs” has the meaning attributed to the term “Other PPA Costs” in the BR PSA.

(36) “BR Other PPA Revenues” has the meaning attributed to the term “Other PPA Revenues” in the BR PSA.

(37) “BR Participant DSI Termination Agreement” means the agreement to be entered into by the Participant and EPMI to terminate, effective as of the Effective Time, the Direct Sales Implementation Agreement (Battle River) dated as of January 27, 2006 between EPMI and the Participant in relation to the BR Swap PPI, substantially in the form attached as Schedule 1.1(37),

(38) “BR Participant Power Interest” has the meaning attributed to the term “Participant Power Interest” in the BR PSA.

(39) “BR Participants” means, collectively, EMCLP, Slave Lake Pulp Partnership, Millar Western Forest Products Ltd., Dow Chemical Canada Inc. and ANC Power Company as participants under the BR PSA.

(40) “BR Plant” has the meaning attributed to the term “Plant” in the BR PPA.

(41) “BR Pre-Effective Time Other PPA Costs” has the meaning attributed to that term in Section 2.5(l)(ii)(A).

(42) “BR Pro Rata to Shares Revenues” has the meaning attributed to the term “Pro Rata to Shares Revenues” in the BR PSA.

(43) “BR PPA” means the power purchase arrangement entitled “Power Purchase Arrangement Thermal for Battle River Under Section 45.95(1) of the Electric Utilities Act (Alberta)” between the ATCO Electric Ltd. (as predecessor in interest to Alberta Power (2000) Ltd. and EPCOR Utilities Inc. (as predecessor in interest to EPMI).

(44) “BR PSA” means the Power Syndicate Agreement (Battle River) made as of January 1, 2001 among EPMI and the BR Participants, as amended by the BR First Amending Agreement.

(45) “BR Revised Sharing Ratio Revenues” has the meaning attributed to the term “Revised Sharing Ratio Revenues” in the BR PSA.

(46) “BR Swap Calculation Time” has the meaning attributed to that term in Section 2.5(l)(ii).

(47) “BR STS Adjustments” means adjustments made by the AESO to charges for system access service for supply transmission service in relation to the BR Plant whether by way of a lump sum payment or through rate riders to the rates charged for supply transmission service under its system access service tariff.

(48) “BR Swap Excluded Rights” means all rights and benefits of every kind or nature attributable to the BR Swap PPI, but only to the extent such rights and benefits arise or accrue, or relate to a period, prior to the Effective Time, including the BR Swap PPI Share of any amounts payable to the BR Participants under the BR PSA relating to BR Electricity produced or BR System Support Services provided prior to the Effective Time from the BR Plant under the BR PPA and adjustments in respect of the foregoing.

(49) “BR Swap PPI” means a BR Participant Power Interest as represented by a BR Capacity Commitment of 38.62470856 MW.

(50) “BR Swap PPI Share” means 38.62470856 MW / 662.8 MW.

(51) “BR Swap Rights” has the meaning attributed to that term in Section 2.1(l)(a).

(52) “BR System Support Services” has the meaning attributed to the term “System Support Services” in the BR PPA.

(53) “BR Take or Pay True-Up Payment” means the “Take or Pay True-Up Payment” as that term is used in the BR PPA.

(54) “BR Take or Pay True Up Payment to Buyer” means the “Take or Pay True Up Payment to Buyer” as that term is used in the BR PPA.

(55) “BR Take or Pay True Up Payment to Owner” means the “Take or Pay True Up Payment to Owner” as that term is used in the BR PPA.

(56) “BR Unit” has the meaning attributed to the term “Unit” in the BR PPA.

(57) “BR Unit Effective Term Completion Date” has the meaning attributed to the term “Unit Effective Term Completion Date” in the BR PPA.

(58) “BR Voting Right” has the meaning attributed to the term “Voting Right” in the BR PSA.

(59) “Business Day” means any day on which banks are generally open for business in Calgary, Alberta, but does not in any event include a Saturday or Sunday or a statutory holiday in the Province of Alberta.

(60) “Claim” means:

(a) any suit, cause of action, action, dispute, investigation (other than an investigation by the Market Surveillance Administrator under the Electric Utilities Act (Alberta)), claim, arbitration, order, summons, citation, directive, ticket, charge, demand or prosecution, whether legal or administrative;

(b) any other proceeding; or

(c) any appeal or application for review;

at law or in equity or before or by any Governmental Authority.

(61) “Closing” means the completion of the Transactions in accordance with the provisions hereof

(62) “Closing Date” means May 29, 2006 or such other date, not later than the Outside Date, selected by EMCLP by EMCLP giving at least 2 Business Days’ notice thereof to the Participant.

(63) “Closing Time” means 10:00 a.m. on the Closing Date or such other time on the Closing Date as may be agreed to by the Parties in writing.

(64) “Competition Act” means the Competition Act (Canada).

(65) “Constating Documents” means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum of association, letters patent, supplementary letters patent, by-laws, partnership agreement, limited liability company agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trusts, pooling agreements and similar

Contracts, arrangements and understandings applicable to the Person’s Equity Interests, all as amended, supplemented, restated and replaced from time to time.

(66) “Contract” means any agreement, contract, indenture, lease, deed of trust, licence, option, undertaking, binding promise or any other commitment or obligation, whether oral or written, express or implied, other than a Permit.

(67) “Control”, with respect to the relationship with a Person, means:

(a) if that Person is a corporation, the holding (other than by way of security) of shares or other securities of that Person to which are attached more than 50% of the votes that may be cast for the election of directors and those votes are sufficient, if exercised, to elect a majority of the board of directors; or

(b) the right, directly or indirectly, to direct or cause the direction of the management of the affairs of that Person, whether by ownership of Equity Interests, by Contract or otherwise;

and “Controls” and “Controlled” have corresponding meanings.

(68) “Default Interest Rate” means the Interest Rate from time to time plus 2%.

(69) “Effective Time” means the commencement of the “settlement interval” (as defined in the ISO Rules) for the hour ending 01:00 on May 1, 2006.

(70) “EMCGP” means EPCOR PPI Holdings General Partnership, a partnership of EPCOR Merchant and Capital Inc. and EMCLP formed and subsisting under the laws of Alberta.

(71) “EMCLP” means EPCOR Merchant and Capital L.P., a limited partnership of EPCOR Merchant and Capital Inc. as general partner and EMCC Limited as limited partner formed under the laws of Alberta.

(72) “EMCLP Guarantee” has the meaning attribute to that term in Section 8.12(1).

(73) “EMCLP’s Closing Certificate” has the meaning attributed to that term in Section 3.3(1)(a).

(74) “EMCLP’s Counsel” means Borden Ladner Gervais LLP.

(75) “EMCLP PPIAA” means this Agreement or an agreement between EMCLP and one of the BR Other Participants providing for the acquisition by way of swap or purchase, as applicable, by EMCLP from the Participant or other BR Other Participant, as applicable, of its entire BR Participant Power Interest and “EMCLP PPIAAs” means, collectively, all of the EMCLP PPIAAs providing, in aggregate, for the acquisition by way of swap or purchase by EMCLP from the BR Other Participants of BR Participant Power Interests as represented by BR Capacity Commitments aggregating 197.95163136 MW.

(76) “EMCLP PPIAA Closings” means the concurrent completion of the transactions contemplated under all of the EMCLP PPIAAs.

(77) “Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, mortgage, security interest of any nature, adverse claim, option, right of pre-emption, privilege, assignment by way of or in effect as security or any other burden whatsoever or any Contract to create any of the foregoing.

(78) “ENMAX PPI Holding” means ENMAX PSA Corporation, a corporation incorporated and subsisting under the laws of Alberta.

(79) “ENMAX PPA Management” means ENMAX PPI Management Inc., a corporation incorporated and subsisting under the laws of Alberta.

(80) “EPIPA” means the EPI Purchase Agreement dated as of even date herewith between EPMI, as vendor, ENMAX PPA Management, as purchaser, EPCOR Utilities Inc., as vendor’s guarantor, and ENMAX Corporation, as purchaser’s guarantor, providing for the purchase by ENMAX PPA Management from EPMI of the BR EPCOR Power Interest.

(81) “EPIPA Closing” means completion of the transactions under the EPIPA concurrently with the Closing.

(82) “EPMI” means EPCOR PPA Management Inc.

(83) “Equity Interests” means, with respect to any Person, any and all present and future shares, units, trust units, partnership or other interests, participations or other equivalent rights in that Person’s equity or capital, however designated and whether voting or non- voting.

(84) “ETA” means Part IX of the Excise Tax Act (Canada).

(85) “Final Accounting” has the meaning attributed to that term in Section 2.5(4).

(86) “Final Accounting Cut-Off Date” has the meaning attributed to that term in Section 2.5(10).

(87) “GAAP” means generally accepted accounting principles in effect from time to time in Canada, including those principles set forth in the CICA Handbook published by the Canadian Institute of Chartered Accountants or any successor institute, consistently applied.

(88) “GST” means all taxes payable under the ETA or under any provincial legislation that implements a sales tax, value-added tax, excise tax or any other similar tax.

(89) “Governmental Authority” means any domestic or foreign government, whether federal, provincial, state, territorial, local, regional, municipal, or other political jurisdiction, and any agency, authority, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi-

governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government.

(90) “Interest Rate” means a rate of interest equal to one (1%) percent plus the fluctuating per annum rate of interest announced by the main branch of the Royal Bank of Canada in Calgary, Alberta from time to time and used as its reference rate for calculating interest payable on variable interest rate commercial loans made in Canada in Canadian dollars and referred to as its “Prime Rate”.

(91) “Interim Period” means the period from the date of this Agreement to the Closing Date.

(92) “ISO Rules” has the meaning attributed to “ISO rules” under the Electric Utilities Act (Alberta).

(93) “Knowledge” or similar words or phrases means:

(a) in relation to EMCLP, the actual knowledge of the following officers and employees of EMCLP or an Affiliate of EMCLP: (a) J. Oosterbaan; (b) J. Gysel; (c) R. Hay, (d) T. Smereka and (e) D. Leflar (but only for the purposes of the representation and warranty in Section 3.2(7)), in each case after reasonable inquiry by them of those employees or consultants of EMCLP and its Affiliates responsible for the subject matter of the inquiry; and

(b) in relation to the Participant, the actual knowledge of the following officers and employees of the Participant or an Affiliate of the Participant: (a) Carol Cotton, (b) Jim Herculson and (c) Jack Joys, in each case after reasonable inquiry by them of those employees or consultants of the Participant and its Affiliates responsible for the subject matter of the inquiry.

(94) “Losses” means, in relation to a Party in respect of any matter, all losses, damages, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement), including all such losses, damages, liabilities, deficiencies, costs and expenses resulting from Claims, suffered or incurred by such Party arising as a consequence of that matter, including any reduction in the value of the BR Swap Rights or the SD Transfer Rights, as applicable, resulting from a misrepresentation or breach of warranty or covenant or other obligation hereunder; provided that such losses, damages, liabilities, deficiencies, costs and expenses shall not include loss of profits, loss of contract, trading, hedging or position management loss and any other indirect, special, consequential, exemplary or punitive loss or damage whatsoever and howsoever arising.

(95) “Objection Date” has the meaning attributed to that term in Section 2.5(5).

(96) “Outside Date” means 10:00 a.m. on June 29, 2006, or such later date as may be agreed on as the “Outside Date” under the EPIPA, the 70% PPIPA and the 30% PPIPA; provided that the “Outside Date” shall not be later that September 1, 2006 unless the Participant agrees to such later date.

(97) “Participant” means Millar Western Forest Products Ltd., a corporation incorporated and subsisting under the laws of Alberta.

(98) “Participant’s BR Block Right” means the 1 BR Block Right held by the Participant.

(99) “Participant’s Closing Certificate” has the meaning attributed to that term in Section 3.3(1)(a).

(100) “Participant’s BR Voting Right” means the 1 BR Voting Right held by the Participant.

(101) “Parties” means, collectively, EMCLP and the Participant, and “Party” means either of them.

(102) “Permits” means franchises, licences, qualifications, authorizations, consents, certificates, registrations, exemptions, waivers, filings, grants, notifications, privileges, rights, orders, judgments, rulings, directives, permits and other approvals, obtained from or required by a Governmental Authority.

(103) “Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a joint venture, a trust, an association, an unincorporated organization, a Governmental Authority, an executor or administrator or other legal or personal representative, or any other juridical entity.

(104) “Post Final Accounting” has the meaning attributed to that term in Section 2.5(10)(b).

(105) “Post Final Accounting Information” has the meaning attributed to that term in Section 2.5(10)(b).

(106) “PPI Assignment Agreement” means the agreement to be entered into between the Participant and EMCLP providing for the assignment by EMCLP to the Participant of the SD Swap PPI and the SD Extension PPI and the assignment by the Participant to EMCLP of the BR Swap PPI and of the Participant’s BR Voting Right and Participant’s BR Block Right, substantially in the form attached as Schedule 1.1(106).

(107) “Representatives” means, with respect to any Party, its Affiliates and its and their respective directors, officers, employees, agents and other representatives and advisors.

(108) “70% PPIPA” means the 70% PPI Purchase Agreement dated as of even date herewith among EMCGP, as vendor, ENMAX PPI Holding, as purchaser, EPCOR Utilities Inc., as guarantor of EMCGP, and ENMAX Corporation, as guarantor of ENMAX PPI Holding, providing, inter alia, for the purchase by ENMAX PPI Holding from EMCGP of a BR Participant Power Interest as represented by BR Capacity Commitments of 464.8483675 MW.

(109) “SD Additional Information” has the meaning attributed to that term in Section 2.5(4).

(110) “SD Aggregate Passthrough Charges Trueup” has the meaning attributed to the term “Aggregate Passthrough Charges Trueup” in the SD PPA.

(111) “SD Annual Capacity Charge” has the meaning attributed to the term “Annual Capacity Charge” in the SD PPA.

(112) “SD Annual Capacity Statement” has the meaning attributed to the term “Annual Capacity Statement” in the SD PPA.

(113) “SD Annual Fuel Cost Statement” has the meaning attributed to the term “Annual Fuel Cost Statement” in the SD PPA.

(114) “SD Applicable Share” has the meaning attributed to that term in Section 2.5(2)(ii)(B).

(115) “SD Assumed Liabilities” has the meaning attributed to that term in Section 2.7(1).

(116) “SD Benefits and Obligations” has the meaning attributed to that term in Section 2.5(1).

(117) “SD Capacity Commitment” has the meaning attributed to the term “Capacity Commitment” in the SD PSA.

(118) “SD Change in Law” has the meaning attributed to the term “Change in Law” in the SD PPA.

(119) “SD Deemed Monthly Coal Usage” has the meaning attributed to the term “Deemed Monthly Coal Usage” in the SD PPA.

(120) “SD Direction to Pay” means the Direction to Pay to be made by the Participant directing the payment to EMCLP of the advance in the amount of $22,291,593 to be made to the Participant under the SD Extension Loan Agreement in payment of the SD Extension Purchase Price, substantially in the form attached as Schedule 1.1(120).

(121) “SD Effective Term” has the meaning attributed to the term “Effective Term” in the SD PPA.

(122) “SD Electricity” has the meaning attributed to the term “Electricity” in the SD PPA.

(123) “SD Excluded Liabilities” has the meaning attributed to that term in Section 2.7(2).

(124) “SD Extension Excluded Rights” means all rights and benefits of every kind or nature attributable to the SD Extension PPI, but only to the extent such rights and benefits arise or accrue, or relate to a period, prior to the Effective Time, including the SD Extension PPI Share of any amounts payable to the SD Participants under the SD PSA relating to SD Electricity produced or SD System Support Services provided prior to the Effective Time from the SD Plant under the SD PPA and adjustments in respect of the foregoing.

(125) “SD Extension Loan Agreement” means the agreement to be made between EMCLP and the Participant, which contemplates a loan to the Participant by EMCLP of the SD Extension Purchase Price, substantially in the form attached as Schedule 1.1(125).

(126) “SD Extension PPI” means SD Participant Power Interest as represented by a SD Capacity Commitment of 14.52714759 MW.

(127) “SD Extension PPI Share” means 14.52714759 MW / 710 MW.

(128) “SD Extension Purchase Price” has the meaning attributed to that term in Section 2.2(3).

(129) “SD Extension Rights” has the meaning attributed to that term in Section 2.2(1).

(130) “SD Final Accounting” has the meaning attributed to that term in Section 2.5(4).

(131) “SD First Amending Agreement” means the Power Syndicate Amending Agreement (Sundance C) dated as of January 1, 2003 among EPCOR PPA Management Inc. and the SD Participants.

(132) “SD Income Tax Capacity Payment Trueup” has the meaning given to the term “Income Tax Capacity Payment Trueup” in the SD PPA.

(133) “SD Independent Arrangement” has the meaning attributed to the term “Independent Arrangement” in the SD PSA.

(134) “SD Insurance Agreement” means the agreement made between EPMI, EMCLP’s Guarantor and the Participant in respect of an interruption in the supply of SD Electricity or SD System Support Services, substantially in the form attached as Schedule 1.1(134), with such modifications as may be required if any SD Participant does not acquire a SD Capacity Commitment equal to that set out in paragraph (a) of its definition of Acquired Capacity Commitment in the attached form of SD Insurance Agreement.

(135) “SD Interim Accounting” has the meaning attributed to the term in Section 2.5(3).

(136) “SD Monthly Administration Fees” has the meaning attributed to the term “Monthly Administration Fees” in the SD PSA.

(137) “SD Monthly PPA Costs” has the meaning attributed to the term “Monthly PPA Costs” in the SD PSA.

(138) “SD Monthly PPA Revenues” has the meaning attributed to the term “Monthly PPA Revenues” in the SD PSA.

(139) “SD Other Participant” means one of Slave Lake Pulp Partnership, Millar Western Forest Products Ltd., Dow Chemical Canada Inc. and ANC Power Company as a participant under the SD PSA and “SD Other Participants” means all of such Persons.

(140) “SD Other PPA Costs” has the meaning attributed to the term “Other PPA Costs” in the SD PSA.

(141) “SD Other PPA Revenues” has the meaning attributed to the term “Other PPA Revenues” in the SD PSA.

(142) “SD Participant Power Interest” or “SD PPI” has the meaning attributed to the term “Participant Power Interest” in the SD PSA.

(143) “SD Participant 2006 DSIA” means the Direct Sales Implementation Agreement (Sundance) made as of January 27, 2006 between EPMI and the Participant.

(144) “SD Participants” means, collectively, EMCLP, Slave Lake Pulp Partnership, the Participant, Dow Chemical Canada Inc. and ANC Power Company as participants under the SD PSA.

(145) “SD Plant” has the meaning attributed to the term “Plant” in the SD PPA.

(146) “SD PPA” means the power purchase arrangement entitled “Power Purchase Arrangement Thermal for Sundance C Under Section 45.95(1) of the Electric Utilities Act (Alberta)” between the Owner and EPCOR Utilities Inc. (as predecessor in interest to EPMI).

(147) “SD Pre-Effective Time Other PPA Costs” has the meaning attributed to that term in Section 2.5(2)(ii)(A).

(148) “SD Pro Rata to Shares Revenues” has the meaning attributed to the term “Pro Rata to Shares Revenues” in the SD PSA.

(149) “SD PSA” means the Power Syndicate Agreement (Sundance C) made as of January 1, 2001 among EPCOR PPA Management Inc. and the SD Participants, as amended by the SD First Amending Agreement,

(150) “SD Required Minimum Coal Consumption Payment” has the meaning attributed to the term “Required Minimum Coal Consumption Payment” in the SD PPA.

(151) “SD Revised Sharing Ratio Revenues” has the meaning attributed to the term “Revised Sharing Ratio Revenues” in the SD PSA.

(152) “SD STS Adjustments” means adjustments made by the AESO to charges for system access service for supply transmission service in relation to the SD Plant whether by way of a lump sum payment or through rate riders to the rates charged for supply transmission service under its system access service tariff.

(153) “SD Swap Excluded Rights” means all rights and benefits of every kind or nature attributable to the SD Swap PPI, but only to the extent such rights and benefits arise or accrue, or relate to a period, prior to the Effective Time, including the SD Swap PPI Share of any amounts payable to the SD Participants under the SD PSA relating to SD Electricity produced or SD System Support Services provided prior to the Effective Time from the SD Plant under the SD PPA and adjustments in respect of the foregoing.

(154) “SD Swap PPI” means a SD Participant Power Interest as represented by a SD Capacity Commitment of 24.09756097 MW.

(155) “SD Swap PPI Share” means 24.09756097 MW / 710 MW.

(156) “SD Swap Rights” has the meaning attributed to that term in Section 2.1(l)(b).

(157) “SD System Support Services” has the meaning attributed to the term “System Support Services” in the SD PSA.

(158) “SD Tax Agreement” means the agreement made between EMCLP and the Participant in respect of income taxes that may be payable by the Participant in relation to the Swap Transaction, substantially in the form attached as Schedule 1.1(158).

(159) “SD Transfer PPI” means, collectively, the SD Swap PPI and the SD Extension PPI as represented by an aggregate SD Capacity Commitment of 38.62470856 MW.

(160) “SD Transfer PPI Share” means 38.62470856 MW / 710 MW.

(161) “SD Transfer Rights” means, collectively, the SD Swap Rights and the SD Extension Rights.

(162) “Swap Transaction” has the meaning attributed to that term under Section 2.1.

(163) “Tax” or “Taxes” means any federal, provincial, local or other income, gross receipts, profits, franchise, transfer, sales, use, customs, payroll, occupation, health, property, excise, GST or other similar taxes, fees, duties, assessments, withholdings or governmental charges of any nature (including interest, penalties and additions to such taxes or charges).

(164) “Tax Act” or any reference to a specific provision thereof means the Income Tax Act (Canada) and any regulations thereunder in force of like or similar effect.

(165) “Third Party Claim” has the meaning attributed to that term in Section 7.4(1).

(166) “30% PPIPA” means the 30% PPI Purchase Agreement dated as of even date herewith among EMCLP, as vendor, ENMAX PPA Holding, as purchaser, EPCOR Utilities Inc., as the vendor’s guarantor, and ENMAX Corporation, as the purchaser’s guarantor, providing for the purchase by ENMAX PPA Holding from EMCLP of the BR Participant Power Interest as represented by a BR Capacity Commitment of 197.95163136 MW corresponding to the Participant Power Interests acquired by EMCLP from the BR Other Participants pursuant to the EMCLP PPIAAs.

(167) “30% PPIPA Closing” means the completion of the transactions under the 30% PPIPA concurrently with the Closing.

(168) “Transactions” means the transactions contemplated by this Agreement and includes the Swap Transaction.

(169) “Transmission” has the meaning attributed to that term in Section 8.11(1).

(170) “2006 Closing” means the completion of the transactions under the 70% PPIPA that are to be completed concurrently with the Closing.

(171) “Waiver and Consent” means the waiver and consent to be given by the Participant and the other BR Other Participants and the SD Other Participants, substantially in the form attached as Schedule 1.1(171).

1.2 Construction. This Agreement has been negotiated by each Party with the benefit of legal representation, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not apply to the construction or interpretation of this Agreement.

1.3 Certain Rules of Interpretation. In this Agreement:

(a) the division into Articles and Sections and the insertion of headings and the Table of Contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement;

(b) the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular portion of this Agreement; and

(c) unless specified otherwise or the context otherwise requires:

(i) references to any Article, Section or Schedule are references to the Article or Section of, or Schedule to, this Agreement;

(ii) “including” or “includes” means “including but not limited to” or “includes but is not limited to”, as applicable, and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

(iii) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”;

(iv) a reference to any Contract is deemed to include all present and future amendments, supplements, restatements and replacements to that Contract;

(v) references to any legislation, statutory instrument or regulation or a section thereof, unless otherwise specified, is a reference to the legislation, statutory instrument, regulation or section as amended, restated and reenacted from time to time; and

(vi) words in the singular include the plural and vice-versa and words in one gender include all genders.

1.4 Computation of Time. In this Agreement, unless specified otherwise or the context otherwise requires:

(a) a reference to a period of days is deemed to begin on the first day after the event that started the period and to end at 5:00 p.m. on the last day of the period, but if the last day of the period does not fall on a Business Day, the period ends at 5:00 p.m. on the next succeeding Business Day;

(b) all references to specific dates mean 11:59 p.m. on the dates;

(c) all references to specific times shall be references to Calgary, Alberta time; and

(d) with respect to the calculation of any period of time, references to “from” mean “from and excluding” and references to “to” or “until” mean “to and including”.

1.5 Performance on Business Days. If any action is required to be taken pursuant to this Agreement on or by a specified date that is not a Business Day, the action is valid if taken on or by the next succeeding Business Day.

1.6 Calculation of Interest. In calculating interest payable under this Agreement for any period of time, the first day of the period is included and the last day is excluded.

1.7 Accounting Terms. In this Agreement, unless specified otherwise, each accounting term has the meaning assigned to it under GAAP.

1.8 Schedules. The following Schedules are attached to and form part of this Agreement:

Schedule 1.1 (37) Form of BR Participant DSI Termination Agreement

Schedule 1.1(106) Form of PPI Assignment Agreement

Schedule 1.1(120) Form of Direction to Pay

Schedule 1.1(125) Form of SD Extension Loan Agreement

Schedule 1.1(134) Form of SD Insurance Agreement

Schedule 1.1(158) Form of SD Tax Agreement

Schedule 1.1(171) Form of Waiver and Consent

Schedule 2.1(2) Agreed Swap Values

Schedule 2.4 GST Payable

Schedule 2.5(l)(ii)(A)BR Pre-Effective Time Other PPA Costs

Schedule 2.5(2)(ii)(A)SD Pre-Effective Time Other PPA Costs Schedule 3.2(7) EMCLP’s Litigation

If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule, the provision of the body of this Agreement shall prevail.

ARTICLE 2

SWAP TRANSACTION AND PURCHASE AND SALE

2.1 Agreement to Swap – BR Swap PPI for SD Swap Rights.

(1) Subject to the terms and conditions of this Agreement, at the Closing Time, but effective as of the Effective Time:

(a) the Participant shall sell, assign, transfer and convey to EMCLP all of the right, title, interest and estate of the Participant in and to the BR Swap PPI, other than the BR Swap Excluded Rights, (the “BR Swap Rights”); and

(b) EMCLP shall sell, assign, transfer, and convey to the Participant all of the right, title, interest and estate of EMCLP in and to the SD Swap PPI, other than the SD Swap Excluded Rights, (the “SD Swap Rights”);

The sale, assignment, transfer and conveyance by the Participant to EMCLP pursuant to Section 2.1(1)(a) and the sale, assignment, transfer and conveyance by EMCLP to the Participant pursuant to Section 2.1(l)(b) are referred to, collectively, as the “Swap Transaction”.

(2) The Participant and EMCLP acknowledge and agree that the value of the BR Swap Rights and the value of the SD Swap Rights are as set out in Schedule 2.1(2) and are equal and that:

(a) the assignment, transfer and conveyance by EMCLP to the Participant of the SD Swap Rights shall be good consideration for the BR Swap Rights to be assigned, transferred and conveyed by the Participant to EMCLP; and

(b) the assignment, transfer and conveyance by the Participant to EMCLP of the BR Swap Rights shall be good consideration for the SD Swap Rights to be assigned, transferred and conveyed by EMCLP to the Participant.

2.2 Agreement to Purchase and Sell – SD Extension Rights.

(1) Subject to the terms and conditions of this Agreement, at the Closing Time, but effective as of the Effective Time, EMCLP shall sell, assign, transfer and convey to the Participant, and the Participant shall purchase from EMCLP, all of the right, title, interest and estate of EMCLP in and to the SD Extension PPI, other than the SD Extension Excluded Rights, (the “SD Extension Rights”).

(2) Subject to the terms and conditions of this Agreement, the purchase price (the “SD Extension Purchase Price”) to be paid by the Participant to EMCLP for the SD Extension Rights shall be $22,291,593.

(3) The SD Extension Purchase Price for the SD Extension Rights shall be payable by the Participant at the Closing Time.

2.3 Tax Treatment and Reporting. The Participant and EMCLP shall report the Swap Transaction and the sale and purchase of the SD Extension Rights for all federal, provincial and local Tax purposes in a manner consistent with the provisions of this Agreement and the Tax Agreement. EMCLP and the Participant agree that, if any taxing authority does not agree with any allocation of the applicable Purchase Price agreed to between the Parties in accordance with the foregoing, EMCLP and the Participant shall use commercially reasonable efforts and good faith to agree upon a different allocation acceptable to the relevant authority and, if the Parties are so able to agree, they shall thereafter amend the allocation and their income tax returns accordingly; provided, however that nothing contained herein shall be construed so as to require any Party to commence or participate in any litigation or administrative process challenging the determination so made by any applicable authority.

2.4 Transfer Taxes. The Participant shall be liable for and shall pay all federal, provincial, local or other sales, used or other transfer taxes (including any GST) properly payable in connection with the transfer by EMCLP to the Participant of the SD Transfer Rights and EMCLP shall be liable for and shall pay all federal, provincial, local or other sales, used or other transfer taxes (including any GST) properly payable in connection with the transfer by the Participant to EMCLP of the BR Swap Rights, in each case in the amounts set out in Schedule 2.4. The Participant shall pay to EMCLP on Closing the GST owing by it in respect of the purchase of the SD Extension Rights. Each Party shall pay the GST owing by it in respect of the Swap Transaction by delivery of a cheque to the offices of the other Party no later than the 20th Business Day of the month following the month in which the Closing Date occurs unless otherwise agreed by the Parties.

2.5 Apportionment of Benefits and Obligations.

(1) BR Benefits and Obligations Apportioned: Subject to the provisions of Sections 2.5(3) to 2.5(9), both inclusive, the portion (based on the BR Swap PPI Share) of the BR Monthly PPA Costs, BR Monthly PPA Revenues, BR Other PPA Costs, BR Other PPA Revenues, BR Pro Rata to Shares Revenues, BR Revised Sharing Ratio Revenues and BR Monthly Administration Fees (other than BR STS Adjustments), in each case attributable to the BR Swap Rights (collectively, the “BR Benefits and Obligations”) shall be apportioned between the Participant and EMCLP as follows:

(i) amounts included in such portion of the BR Monthly PPA Costs, BR Monthly PPA Revenues, BR Pro Rata to Shares Revenues and BR Revised Sharing Ratio Revenues shall be apportioned to the Participant and EMCLP as follows:

(A) subject to Section 2.5(1)(i)(C), an amount that is attributable to a time prior to the Effective Time (including the BR Aggregate Passthrough Charges Trueup and BR Income Tax Capacity Payment Trueup for 2005 included in the BR Annual Capacity Charge for 2006) will be apportioned to the Participant,

(B) subject to Section 2.5(l)(i)(C), an amount that is attributable to a time after the Effective Time will be apportioned to EMCLP; and

(C) an amount that is attributable to a time period that commences before and ends after the Effective Time (including the BR Aggregate Passthrough Charges Trueup and BR Income Tax Capacity Payment Trueup for 2006 included in the Annual

Capacity Charge for 2007) will be apportioned between the Participant and EMCLP on the basis of the amount of time in such period that occurs before the Effective Time to the amount of such time that occurs after the Effective Time.

(ii) amounts included in such portion of the BR Other PPA Costs, BR Monthly Administration Fees (other than BR STS Adjustments) and BR Other PPA Revenues will be apportioned between the Participant and EMCLP as follows:

(A) the BR Other PPA Costs listed in Schedule 2.5(1)(ii)(A) (“BR Pre-Effective Time Other PPA Costs”) will be apportioned between the Participant and EMCLP as provided therein

(B) if such an amount (other than an amount included in the BR Pre-Effective Time Other PPA Costs) accrues prior to the Effective Time and such amount:

1. is a capital expenditure or receipt (determined in accordance with GAAP) under the BR PPA or relates to such an expenditure or receipt under the BR PPA;

2. relates to an obligation under Section 8.6 of the BR PSA in respect of a Capacity Increase Payment (as used in the BR PSA);

3. constitutes a lump sum payment in respect of what would otherwise be a series of payments (whether or not present valued), one or more of which relate to a period that includes both time before and time after the Effective Time or related to such a payment under the BR PPA;

4. relates to a BR Change in Law and has a character similar to anything described in 1 to 3 above; or

5. is an indemnity or other amount paid by or to the Participant that relates to an underlying obligation that is similar to anything described in 1 to 4 above;

then the BR Applicable Share of such amount shall be apportioned to the Participant and the balance of such amount shall be apportioned to EMCLP. For these purposes, “BR Applicable Share” means the fraction determined as follows based on the time the benefits, if any, expected to accrue as a result of making the payment were or are first enjoyed or the detriments, if any, expected to be compensated by the receipt were or are first suffered or, if that is not determinable, then at the time the payment or receipt is due to be made by or to the Participants (the “BR Swap Calculation Time”):

1) in any case where the period to which a payment described in 1 through 5 above is not the balance of the BR Effective

Term:

a) the number of hours from the BR Swap Calculation Time to which the payment or receipt relates to the Effective Time, divided by

b) the total number of hours from the BR Swap Calculation Time to the last hour at which the benefits or detriments in respect of such payment or receipt are expected to accrue (the “BR Calculation Time”); provided that where the payment or receipt described in 1 through 5 above, as applicable, relates to (x) one, but not more than one, of the BR Units, then the BR Calculation Time shall not exceed the number of hours from the BR Swap Calculation Time to the BR Unit Effective Term Completion Date applicable to such BR Unit, or (y) more than one of the BR Units, then the BR Calculation Time shall be deemed to be the number of hours determined by dividing the sum of the BR Capacity Hours for each such BR Unit by the sum of the BR Committed Capacity for each such BR Unit; and

2) in any other case:

a) the number of hours from the BR Swap Calculation Time to which the payment or receipt relates to the Effective Time, divided by

b) the total number of hours after the BR Swap Calculation Time remaining in the BR Effective Term; provided that where the payment or receipt described in 1 through 5 above relates to (x) one, but not more than one, of the BR Units, then the total number of hours remaining in the BR Effective Term shall be deemed to be the number of hours from the BR Swap Calculation Time to the BR Unit Effective Term Completion Date applicable to such BR Unit, or (y) more than one of the BR Units, then the total number of hours remaining in the BR Effective Term shall be deemed to be the sum of the

BR Capacity Hours each such BR Unit divided by the sum of the BR Committed Capacity for each such BR Unit;

assuming in the case of each of (l)b) and (2)b) above that there is or had been no early termination of the BR PPA;

(c) the portion of the BR Take or Pay True Up Payment to Buyer or BR Take or Pay True Up Payment to Owner, as the case may be, for 2006 associated with the BR Swap Rights will be apportioned between the Participant and EMCLP in the following manner:

1) the BR Take or Pay True-Up Payment in accordance with Schedule E of the PPA will be calculated as at the Effective Time using the Deemed Monthly Coal Usage up to the Effective Time;

2) for the purpose of the calculation in 1), the remainder of the variables required for the BR Take or Pay True-Up Payment calculation that are annual will be multiplied by the ratio of the number of hours during the period commencing from and including the Settlement Interval for the hour ending 01:00 on January 1, 2006 and ending at the Effective Time to the number of hours in 2006;

3) the BR Take or Pay True-Up Payment calculated in accordance with 1) will be allocated to the Participant and the balance of the BR Take or Pay True Up Payment to Buyer or BR Take or Pay True Up Payment to Owner, as applicable, for 2006 will be apportioned to EMCLP; and

(d) an amount that is not apportioned as a result of applying (A), (B) or (C) above will be apportioned to the Participant and EMCLP on the basis of set out Section 2.5(l)(i).

(2) SD Benefits and Obligations Apportioned: Subject to the provisions of Sections 2.5(3) to 2.5(9), both inclusive, the portion (based on the SD Transfer PPI Share) of the SD Monthly PPA Costs, SD Monthly PPA Revenues, SD Other PPA Costs, SD Other PPA Revenues, SD Pro Rata to Shares Revenues, SD Revised Sharing Ratio Revenues and SD Monthly Administration Fees attributable to the SD Transfer Rights (collectively, the “SD Benefits and Obligations”) shall be apportioned between the Participant and EMCLP as follows:

(i) amounts included in such portion of the SD Monthly PPA Costs, SD Monthly PPA Revenues, SD Pro Rata to Shares Revenues and SD Revised Sharing Ratio Revenues shall be apportioned to EMCLP and the Participant as follows:

(A) subject to Section 2.5(2)(i)(C), an amount that is attributable to a time prior to the Effective Time (including the portion of the SD Aggregate Passthrough Charges Trueup and SD Income Tax Capacity Payment Trueup for 2005 associated with the SD Transfer Rights that are included in the SD Annual Capacity Charge for 2006 will be apportioned to EMCLP,

(B) subject to Section 2.5(2)(i)(C), an amount that is attributable to a time after the Effective Time will be apportioned to the Participant; and

(C) an amount that is attributable to a time period that commences before and ends after the Effective Time (including the portion of the SD Aggregate Passthrough Charges Trueup and SD Income Tax Capacity Payment Trueup for 2006 associated with the SD Transfer Rights that are included in the SD Annual Capacity Charge for 2007) will be apportioned between EMCLP and the Participant on the basis of the amount of time in such period that occurs before the Effective Time to the amount of such time that occurs after the Effective Time.

(ii) amounts included in such portion of the SD Other PPA Costs, SD Monthly Administration Fees (other than SD STS Adjustments) and the SD Other PPA Revenues will be apportioned between EMCLP and the Participant as follows:

(A) the SD Other PPA Costs listed in Schedule 2.5(2)(ii)(A) (“SD Pre-Effective Time Other PPA Costs”) will be apportioned between EMCLP and the Participant as provided therein;

(B) if such an amount accrues prior to the Effective Time and such amount:

1. is a capital expenditure or receipt (determined in accordance with GAAP) or relates to such an expenditure or receipt;

2. relates to an obligation under Section 8.6 of the SD PSA in respect of a Capacity Increase Payment;

3. constitutes a lump sum payment in respect of what would otherwise be a series of payments (whether or not present valued), one or more of which relate to a period that includes both time before and time after the Effective Time or related to such a payment;

4. relates to a SD Change in Law and has a character similar to anything described in 1 to 3 above; or

5. is an indemnity or other amount paid to EPCOR PPA Management Inc. or ENMAX PPA Management, as applicable, that relates to an underlying obligation that is similar to anything described in 1 to 4 above;

then the SD Applicable Share of such amount shall be apportioned to EMCLP and the balance of such amount shall be apportioned to the Participant. For these purposes, “SD Applicable Share” means the fraction determined as follows based on the time the benefits, if any, expected to accrue as a result of making the payment were or are first enjoyed or the detriments, if any, expected to be compensated by the receipt were or are first suffered or, if that is not determinable, then at the time the payment or receipt is due to be made by or to the Participants (the “SD Calculation Time”):

1) in any case where the period to which a payment described in 1 through 5 above is not the balance of the SD Effective Term:

a) the number of hours from the SD Calculation Time to which the payment or receipt relates to the Effective Time, divided by

b) the total number of hours after the SD Calculation Time to which the payment or receipt relates; and

2) in any other case:

a) the number of hours from the SD Calculation Time to which the payment or receipt relates to the Effective Time, divided by

b) the total number of hours after the SD Calculation Time remaining in the applicable SD Effective Term;

assuming in the case of each of (1)b) and (2)b) above that there is or had been no early termination of the SD PPA.

(C) the portion of the SD Required Minimum Coal Consumption Payment associated with the SD Transfer Rights for 2006 will be apportioned between EMCLP and the Participant based on the ratio of the SD Deemed Monthly Coal Usage for the period from and including January 1, 2006 to the Effective Time to the SD Deemed Monthly Coal Usage for the period from the Effective Time to and including December 31, 2006.

(D) an amount that is not apportioned as a result of applying (A) or (B) above will be apportioned to EMCLP and the Participant on the basis of set out Section 2.5(2)(i).

(3) Interim Accounting: At least 2 Business Days prior to the Closing Date, EMCLP shall provide to the Participant an interim accounting of EMCLP’s good faith estimate of the apportionment of the BR Benefits and Obligations (the “BR Interim Accounting”) and of the SD Benefits and Obligations (the “SD Interim Accounting”), together with reasonable supporting information. The BR Interim Accounting and the SD Interim Accounting shall be calculated by EMCLP in accordance with the agreed apportionment rules in Section 2.5(1) or Section 2.5(2), as applicable. On Closing, the Participant shall pay to EMCLP or EMCLP shall pay to the Participant, as applicable, the amount shown on the BR Interim Accounting and the amount shown on the SD Interim Accounting as owing by or to the Participant.

(4) Final Accounting: Within 90 days following:

(a) the later of the day of receipt by ENMAX PPA Management of the BR Annual Capacity Statement for 2007 and the day of receipt by ENMAX PPA Management of the BR Annual Take or Pay Fuel Statement for 2006, EMCLP shall prepare and deliver to the Participant a final accounting (the “BR Final Accounting”) of all adjustments to be made to the apportionments of BR Benefits and Obligations in accordance with Section 2.5(1), together with such information as is reasonably required for the Participant to verify the BR Final Accounting and such adjustments (“BR Additional Information”).

(b) the later of the day of receipt by EPMI of the SD Annual Capacity Statement for 2007 and the day of receipt by EPMI of the SD Annual Fuel Cost Statement for 2006, EMCLP shall prepare and deliver to the Participant a final accounting (the “SD Final Accounting”) of all adjustments to be made to the apportionment of SD Benefits and Obligations in respect of the Closing in accordance with Section 2.5(2), together with such information as is reasonably required for the Participant to verify the SD Final Accounting and such adjustments (“SD Additional Information”).

EMCLP shall provide, or cause to be provided, to the Participant and its agents full (but non-exclusive) access to the relevant records of EMCLP to aid in the review of the BR Final Accounting and the SD Final Accounting. For clarity, neither the BR Final Accounting nor the SD Final Accounting (together, the “Final Accounting”) shall be limited to items that are accounted for in the BR Interim Accounting or the SD Interim Accounting but shall include all items that are intended to be apportioned under Section 2.5(1) or 2.5(2), as applicable.

(5) Participant’s Objections: If the Participant believes that any change is required to be made to the Final Accounting as proposed by EMCLP, it shall, on or before that date (the “Objection Date”) which is 25 days after the day of delivery to the Participant of the applicable Final Accounting and any related BR Additional Information or SD Additional

Information, as applicable, give notice of any such proposed change, including the reason for such change, to EMCLP. In the event that the Participant does not notify EMCLP of any proposed change on or before the applicable Objection Date, then there shall be deemed to have been no further adjustments to the apportionment of BR Benefits and Obligations or the SD Benefits and Obligations, as applicable and the Final Accounting shall be final and binding.

(6) Settlement by Accounting Firm: If the Participant gives written notice of any proposed change on or before the Objection Date under Section 2.5(5), and if the proposed change is disputed by EMCLP within 30 Business Days after receipt and the Parties fail to resolve such dispute within 45 Business Days after the Objection Date, then the Accounting Firm shall be engaged forthwith to resolve the matter in dispute and the Accounting Firm shall be required to render its decision without qualifications, other than the customary non-transaction specific qualifications relating to all engagements of this nature, within 30 Business Days after the dispute is referred to it. The decision of the Accounting Firm shall be final and binding. The fees and expenses of the Accounting Firm shall be shared, one half to EMCLP and one half to the Participant.

(7) Settlement by Arbitrator: In the event that the Accounting Firm cannot or will not make a decision in the manner provided above, EMCLP and the Participant shall refer such matter to an independent arm’s length third party having the experience and expertise appropriate to the matter in dispute (the “Arbitrator”) to arbitrate the dispute as a single arbitrator in accordance with the Arbitration Act within 90 Business Days after the Objection Date. If agreement cannot be reached between EMCLP and the Participant as to the Arbitrator, a judge of the Court of Queen’s Bench of Alberta (Calgary) on motion by either Party shall select either EMCLP’s or the Participant’s designate. The decision of the Arbitrator with respect to any matter in dispute (including as to all procedural matters) shall be final and binding on EMCLP and the Participant and shall not be subject to appeal by either Party. The fees and expenses of the Arbitrator shall be shared, one half to EMCLP and one half to the Participant unless otherwise allocated by the Arbitrator, in its sole discretion.

(8) Amendments to Final Accounting: Upon agreement with respect to all matters in dispute, or upon a decision of the Accounting Firm or the Arbitrator with respect to all matters in dispute, such amendments shall be made to the applicable Final Accounting as may be necessary to reflect such agreement or such decision, as the case may be. In such event, references in this Agreement to the Final Accounting shall refer to the Final Accounting, as so amended.

(9) Final Accounting Payments: Payment of any adjustment in the BR Benefits and Obligations or SD Benefits and Obligations, as applicable, as a result of any change between the BR Interim Accounting or SD Interim Accounting delivered pursuant to Section 2.5(3) and the BR Final Accounting or SD Final Accounting, as applicable, shall be made to EMCLP or the Participant, as the case may be, together with interest at the Interest Rate calculated daily and not compounded from the Effective Time to the date of payment, within 10 Business Days after the BR Final Accounting or SD Final Accounting, as applicable, is finalized pursuant to Section 2.5(4) or 2.5(8), as applicable.

(10) Post Final Accounting Adjustments:

(a) Any adjustment to the BR Benefits and Obligations or SD Benefits and Obligations, as applicable, established or arising out of an audit or arbitration under the BR PPA or the SD PPA or billing adjustment or reconciliation made by the applicable Owner pursuant to Section 11.4, 11.5 or 11.6 of the BR PPA or SD PPA, as applicable, more than 10 Business Days prior to the delivery of the BR Final Accounting or SD Final Accounting, as applicable, (the “Final Accounting Cut-Off Date”) shall be taken into account in the applicable Final Accounting.

(b) Any adjustments to the BR Benefits and Obligations or SD Benefits and Obligations, as applicable, established or arising out of any matter referred to in Section 2.5(10)(a) after the Final Accounting Cut-Off Date shall be apportioned on the same basis as the cost or revenue to which such adjustment relates was apportioned pursuant to Section 2.5(1) or 2.5(2), as applicable. Within 10 Business Days after the 2nd anniversary of the Closing Date, EMCLP shall prepare and deliver to the Participant a final accounting (the “Post Final Accounting”) of all adjustments to be made to the BR Benefits and Obligations or SD Benefits and Obligations, as applicable, in accordance with this Section 2.5(10)(b), together with such information as is reasonably required for the Participant to verify the applicable Post Final Accounting and such adjustments (“Post Final Accounting Information”). EMCLP shall provide, or cause to be provided, to the Participant and its agents full (but non-exclusive) access to the relevant records of EMCLP to aid in the review of the Post Final Accounting. The provision of Sections 2.5(5) to 2.5(9) shall apply to the Post Final Accounting, mutatis mutandis. No claim or action may be made or commenced by a Party pursuant to this Section 2.5(10)(b) unless, within 2 years from the Closing Date, written notice specifying such claim in reasonable detail has been provided by the Party making such claim to the other Party,

(11) Apportionment of BR STS Adjustments:

(a) Without limitation or duplication of Section 2.5(1), the portion (based on the BR Swap PPI Share) of the BR STS Adjustments under the AESO’s tariff for system access service for supply transmission service for the BR Plant relating to the BR Swap Rights for periods prior to the Effective Time, including any adjustment contemplated by the AESO’s STS “Deferral Account Reconciliation” filings that is expected for the period 2001 to 2003, will be apportioned to the Participant, whether such adjustments are made by one-time payment or through future supply transmission service rate riders.

(b) Without limiting the generality of the foregoing:

(i) the Participant shall pay over to EMCLP, within 15 days of receipt thereof, the portion of any rebate of charges for supply transmission service for the BR Plant relating to a period after the Effective Time that is associated with the BR Swap Rights and is received by the Participant;

provided that EMCLP will provide to the Participant such information provided by the AESO as may be available to EMCLP to permit the Participant to verify such amount;

(ii) EMCLP shall promptly advise the Participant, within 15 days of receipt thereof, the portion of any rebate of charges for supply transmission service for the BR Plant relating to a period prior to the Effective Time that is associated with the BR Swap Rights and is received by EMCLP, together with such information provided by the AESO as may be available to EMCLP to permit the Participant to verify such amount;

(iii) EMCLP shall promptly advise the Participant of the portion of any charges paid by the Participant for supply transmission service for the BR Plant relating to a period after the Effective Time that are associated with the BR Swap Rights and are paid by the Participant and pay to the Participant the amount thereof within 15 days of receipt of an invoice therefor; and

(iv) the Participant shall pay to EMCLP, within 15 days of receipt of an invoice therefor together with such information provided by the AESO as may be available to EMCLP to permit the Participant to verify such amount, the portion of any charges paid by EMCLP for supply transmission service for the BR Plant relating to a period prior to the Effective Time that are associated with the BR Swap Rights and are paid by EMCLP.

(12) Apportionment of SD STS Adjustments:

(a) Without limitation or duplication of 2.5(2), the portion (based on the SD Transfer PPI Share) of the STS Adjustments under the AESO’s tariff for system access service for supply transmission service for the SD Plant relating to the SD Transfer Rights for periods prior to the Effective Time, including any adjustment contemplated by the AESO’s STS “Deferral Account Reconciliation” filings that is expected for the period 2001 to 2003, will be apportioned to EMCLP, whether such adjustments are made by one-time payment or through future supply transmission service rate riders.

(b) Without limiting the generality of the foregoing:

(i) the Participant shall pay over to EMCLP, within 15 days of receipt thereof, the amount of any rebate of charges for supply transmission service for the SD Plant relating to a period prior to the Effective Time that is associated with the SD Transfer Rights and is received by the Participant and EMCLP will provide to the Participant such information provided by the AESO as may be available to EMCLP to permit the Participant to verify the receipt and determination of such amount;

(ii) EMCLP shall pay over to the Participant, within 15 days of receipt thereof, the portion of any rebate of charges for supply transmission service for the SD Plant relating to a period after the Effective Time that is associated with the SD Transfer Rights and is received by EMCLP, together with such information provided by the AESO as may be available to EMCLP to permit the Participant to verify such amount;

(iii) EMCLP shall promptly advise the Participant of the portion of any charges paid by the Participant for supply transmission service for the SD Plant relating to a period prior to the Effective Time that are associated with the SD Transfer Rights and are paid by the Participant and pay to the Participant the amount thereof within 15 days of receipt of an invoice therefor; and

(iv) the Participant shall pay to EMCLP, within 15 days of receipt of an invoice therefore together with such information provided by the AESO as may be available to EMCLP to permit the Participant to verify such amount, the portion of any charges paid by EMCLP for supply transmission service for the SD Plant relating to a period after the Effective Time that are associated with the SD Transfer Rights and are paid by EMCLP.

2.6 Late Payment. An amount payable hereunder by one Party to another that is not paid on or before the due date for its payment shall bear interest, calculated daily and compounded at the end of each month, at the Default Interest Rate from the date when payment is due to the date on which the amount owing, together with all accrued interest thereon, is received by the other Party whether by payment, set off or netting.

2.7 Assumption of Certain Liabilities.

(1) Subject to the Closing occurring and to Section 2.5 (to the extent of any inconsistency with the apportionment of SD Benefits and Obligations pursuant to Section 2.5) and to Section 2.7(2) and to the terms and conditions of this Agreement, effective from and after the Effective Time, the Participant shall assume, pay, perform and discharge when due, all of the debts, liabilities and obligations of EMCLP arising out of or accruing in relation to or relating to or arising from the SD Transfer Rights, but only to the extent that such debts, liabilities and obligations arise or accrue or relate to a period from and after the Effective Time (the “SD Assumed Liabilities”).

(2) Notwithstanding Section 2.7(1), but subject to Section 2.5 (to the extent of any inconsistency with the apportionment of SD Benefits and Obligations pursuant to Section 2.5), the Participant shall not assume, and EMCLP shall retain and pay, perform and discharge when due, all of the debts, liabilities or obligations of EMCLP of any nature or kind arising out of or accruing in relation to or arising from the SD Transfer Rights acquired by the Participant, whether liquidated or unliquidated, fixed or contingent or otherwise or known or unknown, and based upon, arising out of, or resulting from any fact, circumstance, occurrence, condition, act or omission existing on or occurring prior to the Effective Time (the “SD Excluded Liabilities”).

(3) Subject to the Closing occurring and to Section 2.5 (to the extent of any inconsistency with the apportionment of BR Benefits and Obligations pursuant to Section 2.5) and to Section 2.7(4) and to the terms and conditions of this Agreement, effective from and after the Effective Time, EMCLP shall assume, pay, perform and discharge when due, all of the debts, liabilities and obligations of the Participant arising out of or accruing in relation to or relating to or arising from the BR Swap Rights, but only to the extent that such debts, liabilities and obligations arise or accrue or relate to a period from and after the Effective Time (the “BR Assumed Liabilities”).

(4) Notwithstanding Section 2.7(3), but subject to Section 2.5 (to the extent of any inconsistency with the apportionment of BR Benefits and Obligations pursuant to Section 2.5), EMCLP shall not assume, and the Participant shall retain and pay, perform and discharge when due, all of the debts, liabilities or obligations of the Participant of any nature or kind arising out of or accruing in relation to or arising from the BR Swap Rights acquired by EMCLP, whether liquidated or unliquidated, fixed or contingent or otherwise or known or unknown, and based upon, arising out of, or resulting from any fact, circumstance, occurrence, condition, act or omission existing on or occurring prior to the Effective Time (the “BR Excluded Liabilities”).

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Participant. The Participant represents and warrants to EMCLP as follows and acknowledges that EMCLP is relying on these representations and warranties in connection with the swap of its SD Swap Rights for the Participant’s BR Swap Rights and its resale of the BR Swap Rights to ENMAX PPI Holding and its sale of the SD Extension Rights to the Participant and that EMCLP would not swap the SD Swap Rights for the Participant’s BR Swap Rights or resell the BR Swap Rights to ENMAX PPI Holding or sell the SD Extension Rights to the Participant without these representations and warranties:

(1) Organization and Status. The Participant is a corporation duly incorporated and organized and validly subsisting, under the laws of Alberta.

(2) Power. The Participant has all necessary corporate power and authority to own and dispose of or acquire, as applicable, the BR Swap Rights and the SD Transfer Rights, as applicable, to enter into this Agreement and the Contracts and instruments required by this Agreement to be delivered by it, and to perform its obligations hereunder and thereunder.

(3) Authorization. All necessary corporate and other action has been taken by the Participant or on its part to authorize the Participant’s execution and delivery of this Agreement and the Contracts and instruments required by this Agreement to be delivered by it and the performance of its obligations hereunder and thereunder.

(4) Enforceability. This Agreement has been duly executed and delivered by the Participant (assuming due execution and delivery by the other Party) is a legal, valid and binding obligation of the Participant enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Each of the Contracts and instruments required by this Agreement to be delivered by the Participant will, at the Closing Time, have been duly executed and delivered by it and (assuming due execution and delivery by the other parties thereto) will be enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(5) Bankruptcy. The Participant is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. The Participant has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of the Participant or any of its undertakings, property or assets (including the BR Swap Rights) and no execution or distress has been levied on any of its undertakings, property or assets (including the BR Swap Rights), nor have any proceedings been commenced in connection with any of the foregoing.

(6) Absence of Conflict. The execution, delivery and performance by the Participant of this Agreement and the completion of the Transactions will not (whether after the passage of time or notice or both), result in:

(a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any of its obligations, under:

(i) subject to compliance with or waiver by the BR Participants of their respective rights of first refusal under the BR PSA and compliance with or waiver by the SD Participants of their respective rights of first refusal under the SD PSA, any Contract to which it is a party or by which any of its undertakings, property or assets is bound or affected; or

(ii) any provision of its Constating Documents or resolutions of its board of directors (or any committee thereof) or shareholders of its partners;

(iii) any Applicable Law;

(b) the creation or imposition of any Encumbrance over any of the BR Swap Rights; or

(c) the requirement of any authorization, consent and other approval from any of its creditors.

(7) Litigation. To the Knowledge of the Participant, there are no Claims (whether or not purportedly on its behalf) pending, outstanding or threatened against the Participant seeking relief which could affect the BR Swap Rights or its ability to perform its obligations under this Agreement in relation to the BR Swap Rights.

(8) Title; Transferability; Other Purchase Rights.

(a) The Participant has good and marketable title to all of the BR Swap Rights free and clear of any and all Encumbrances, except the rights of EPMI and the BR Participants under the BR PSA.

(b) The Participant’s interest in the BR Swap Rights is not subject to any Contract or restriction which in any way limits or restricts its ability to sell, assign and convey to EMCLP the interest of the Participant in the BR Swap Rights, except for the limitations and restrictions under the BR PSA.

(c) No Person other than EMCLP has any Contract or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a Contract for the purchase or acquisition from the Participant of any of the BR Swap Rights, except for the rights of first refusal in favour of the BR Participants and the rights of EPMI under the BR PSA.

(9) BR PSA. No default or breach exists in respect of the BR PSA on the part of the Participant nor does any event, condition or occurrence exist that, after notice or lapse of time or both, would constitute a default or breach on the part of the Participant, which is continuing under the BR PSA.

(10) Competition Act. The value of the BR Swap Rights as reflected in the balance sheet of the Participant as at the end of its most recent fiscal year, and the gross revenues from sales generated from the BR Swap Rights in such year, in each case calculated in accordance with Part IX of the Competition Act and the applicable regulations did not, in either case, exceed $50,000,000.

(11) BR Independent Arrangements. No BR Independent Arrangements have been implemented by the Participant in respect of the BR Swap Rights.

(12) Permits. There is no requirement for the Participant to make any filing with or give any notice to, any Governmental Authority or to obtain any Permit, in each case as a condition to the lawful completion of the Transactions.

(13) Residence. The Participant is not a non-resident of Canada for purposes of the Tax Act.

(14) GST Registration. The Participant is a registrant for the purposes of the ETA whose registration number is 87181 2988 RT0001.

3.2 Representations and Warranties of EMCLP. EMCLP represents and warrants to the Participant as follows and acknowledges that the Participant is relying on these representations and warranties in connection with the swap of its BR Swap Rights for EMCLP’s SD Swap Rights and its purchase of the SD Extension Rights from EMCLP and that the Participant would not swap its BR Swap Rights to EMCLP for EMCLP’s SD Swap Rights or purchase the SD Extension Rights from EMCLP without these representations and warranties:

(1) Organization and Status. EMCLP is a limited partnership formed and validly subsisting under the laws of Alberta of EPCOR Merchant and Capital L.P. and EMCC Ltd., each of which is a corporation incorporated and validly subsisting under the laws of Alberta.

(2) Power. EMCLP has all necessary corporate and partnership power and authority to own and dispose of or acquire the BR Swap Rights and SD Transfer Rights, as applicable, to enter into this Agreement and the Contracts and instruments required by this Agreement to be delivered by it, and to perform its obligations hereunder and thereunder.

(3) Authorization. All necessary partnership and other action has been taken by EMCLP, and its partners or on its and their part to authorize EMCLP’s execution and delivery of this Agreement and the Contracts and instruments required by this Agreement to be delivered by it and the performance of its obligations hereunder and thereunder.

(4) Enforceability. This Agreement has been duly executed and delivered by EMCLP and (assuming due execution and delivery by the other Party) is a legal, valid and binding obligation of EMCLP enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Each of the Contracts and instruments required by this Agreement to be delivered by EMCLP will, at the applicable Closing Time, have been duly executed and delivered by it and (assuming due execution and delivery by the other parties thereto) will be enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(5) Bankruptcy. None of EMCLP or any of its partners is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or has made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. None of EMCLP nor any of its partners has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of EMCLP or any of its partners or any of its or their undertakings, property or assets (including the SD Transfer Rights) and no execution or distress has been levied on any of its or their undertakings, property or assets (including the SD Transfer Rights), nor have any proceedings been commenced in connection with any of the foregoing.

(6) Absence of Conflict. The execution, delivery and performance by EMCLP of this Agreement and the completion of the Transactions will not (whether after the passage of time or notice or both), result in:

(a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any of its obligations, under:

(i) subject to compliance with or waiver by the BR Participants of their respective rights of first refusal under the BR PSA and compliance with or waiver by the SD Participants of their respective rights of first refusal under the SD PSA, any Contract to which it is a party or by which any of its undertakings, property or assets is bound or affected; or

(ii) any provision of its or its partners’ Constating Documents or resolutions of its partners’ board of directors (or any committee thereof) or shareholders of its partners;

(iii) any Applicable Law;

(b) the creation or imposition of any Encumbrance over any of the SD Transfer Rights; or

(c) the requirement of any authorization, consent and other approval from any of its creditors.

(7) Litigation. Except as set forth in Schedule 3.2(7), to the Knowledge of EMCLP, there are no Claims (whether or not purportedly on its behalf) pending, outstanding or threatened against EMCLP seeking relief which could affect the SD Transfer Rights or its ability to perform its obligations under this Agreement in relation to any of the SD Transfer Rights.

(8) Title; Transferability; Other Purchase Rights.

(a) EMCLP has good and marketable title to all of the SD Transfer Rights free and clear of any and all Encumbrances, except the rights of the SD Participants and EPMI under the SD PSA.

(b) EMCLP’s interest in the SD Transfer Rights is not subject to any Contract or restriction which in any way limits or restricts its ability to sell, assign and convey to the Participant the interest of EMCLP in all of the SD Transfer Rights, except for the limitations and restrictions under the SD PSA.

(c) No Person other than the Participant has any Contract or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a Contract for the purchase or acquisition from EMCLP of any of the SD Transfer Rights, except for the rights of first refusal in favour of the SD Participants and the rights of EPMI under the SD PSA.

(9) SD PSA. No default or breach exists in respect of the SD PSA on the part of EMCLP nor does any event, condition or occurrence exist that, after notice or lapse of time or both, would constitute a default or breach on the part of the Participant, which is continuing under the SD PSA.

(10) SD Independent Arrangements. No SD Independent Arrangements have been implemented by EMCLP in respect of the SD Transfer Rights.

(11) Disclosure of Events. Except as has been disclosed to the Participant as a “Participant” under the SD PSA, to the Knowledge of EMCLP, there is no matter, fact, circumstance, event, act or omission that has had or would reasonably be expected to have a material adverse effect on the SD Transfer Rights or any of them or the value thereof, including any increase of SD Monthly PPA Costs, SD Other PPA Costs or SD Monthly Administration Fees, or any discussions or negotiations with the Owner (as defined in the SD PSA) with respect to any such matters, provided that no representation or warranty is hereby given as to:

(a) future expected revenues, or

(a) matters that have been publicly disclosed and are of general application to the electricity industry in Alberta.

(12) Permits. There is no requirement for EMCLP to make any filing with or give any notice to, any Governmental Authority or to obtain any Permit, in each case as a condition to the lawful completion of the Transactions.

(13) Competition Act. The value of the SD Transfer Rights as reflected in the balance sheet of EMCLP as at the end of its most recent fiscal year, and the gross revenues from sales generated from the SD Transfer Rights in such year, in each case calculated in accordance with Part IX of the Competition Act and the applicable regulations did not, in either case, exceed $50,000,000.

(14) EMCLP PPIAAs. Each of the EMCLP PPIAAs, other than this Agreement (i) if the EMCLP PPIAA provides for a purchase corresponding to the swap of the BR Swap Rights, the purchase price for the BR Participant Power Interest to be acquired thereunder by EMCLP from the BR Participant party thereto is no greater than the agreed value of the BR Swap PPI hereunder multiplied by a fraction (the “Multiplier”) the numerator of which is such BR Participant’s BR Participant Power Interest and the denominator of which is the BR Swap PPI hereunder or (ii) if the EMCLP PPIAA provides for a swap, the transfer and conveyance by EMCLP to the BR Participant party thereto of a SD Participant Power Interest in exchange for such BR Participant Power Interest is on a exchange basis without further consideration (other than customary pre- and post- effective time adjustments) which SD Participant Power Interest is no greater than the SD Swap PPI hereunder multiplied by the Multiplier and (iii) if it provides for the acquisition by the BR Participant party thereto of a SD Participant Power Interest in addition to that acquired under (i) or (ii), such acquisition is for a purchase price no less than the SD

Extension Purchase Price hereunder, adjusted proportionately to the size of the SD Participant Power Interest applicable thereto.

(15) Apportionment Principles. None of the EPIPA, 70% PPIPA or 30% PPIPA contains apportionment principles in relation to benefits and obligations under the BR PPA and BR PSA that are materially different that the apportionment principles set out in Section 2.5(1).

(16) Residence. Each partner of EMCLP is a corporation that is not a non-resident of Canada for purposes of the Tax Act.

(17) GST Registration. EMCLP is a registrant for the purposes of the ETA whose registration number is 872168562 RT0001.

3.3 Survival of Representations and Warranties of the Participant.

(1) The representations and warranties of the Participant made in Section 3.1 shall survive the Closing and shall continue for the benefit of EMCLP notwithstanding the Closing, any investigation made by or on behalf of EMCLP or any knowledge of EMCLP, except that:

(a) the representations and warranties made in Sections 3.1(1), 3.1(3), 3.1(4), 3.1(5) and 3.1(8) (and in the corresponding certifications in the certificate to be delivered pursuant to Sections 6.2(h) (the “Participant’s Closing Certificate”) in relation to the Closing) shall survive and continue in full force and effect until, but not beyond, December 31, 2021; and

(b) the remainder of the representations and warranties made in Sections 3.1 (and in the corresponding certifications in the Participant’s Closing Certificate) in relation to the Closing shall survive the Closing, and continue in full force and effect until, but not beyond, the 1st anniversary of the Closing Date.

(2) Notwithstanding Section 3.3(1), a Claim for any breach of any of the representations and warranties given by the Participant in this Agreement or in any Contract, instrument, certificate or other document executed or delivered pursuant hereto involving the fraud of, or the fraudulent misrepresentations by, the Participant or any of its Representatives may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by Applicable Law.

3.4 Survival of Representations and Warranties of EMCLP.

(1) The representations and warranties of EMCLP made in Section 3.2 shall survive the Closing and shall continue for the benefit of the Participant notwithstanding the Closing, any investigation made by or on behalf of the Participant or any knowledge of the Participant, except that:

(a) the representations and warranties made in Sections 3.2(1), 3.2(2), 3.2(3), 3.2(4), 3.2(5), and 3.2(8) (and in the corresponding certifications made in the certificate to be delivered pursuant to Section 6.3(h) (the “EMCLP’s Closing Certificate”) in relation to the Closing) shall survive and continue in full force and effect until, but not beyond, December 31, 2021; and

(b) the remainder of the representations and warranties made in Section 3.2 (and the corresponding certifications made in EMCLP’s Closing Certificate) in relation to the Closing shall survive the Closing and continue in full force and effect until, but not beyond, the 1st anniversary of the Closing Date.

(2) Notwithstanding Section 3.4(1), a Claim for any breach of any of the representations and warranties given by EMCLP in this Agreement or in any Contract, instrument, certificate or other document executed or delivered pursuant hereto involving the fraud of, or fraudulent misrepresentations by, EMCLP or any of its Representatives may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by Applicable Law.

3.5 Termination of Liability.

After the times referred to in Sections 3.3 and 3.4 (as applicable), no Party shall have any liability or obligations to the other Party in respect of any inaccuracy in or breach of any representation or warranty given by it in this Agreement or in any Contract, instrument, certificate or other documents executed or delivered pursuant hereto, except for (and only to the extent of) any Claim in respect of which the other Party has provided notice to the Party making that representation and warranty or subject to the covenant or other obligation in accordance with Section 7.4 prior to the expiry of those time limits, and in that event, only on the terms and conditions of and to the extent provided for in Article 7.

ARTICLE 4 COVENANTS

4.1 Conduct of Participant during Interim Period. Without in any way limiting any other obligations of the Participant hereunder, unless the prior written consent of EMCLP is obtained, during the Interim Period:

(1) except as contemplated herein, the Participant shall continue to perform its obligations under the BR PSA;

(2) the Participant shall promptly advise EMCLP in writing if it become a non-resident of Canada for purposes of the Tax Act;

(3) the Participant shall promptly advise the EMCLP in writing of any changes in its ETA registration number;

(4) the Participant shall not:

(a) grant an Encumbrance against the BR Swap Rights (or any part thereof);

(b) enter into any Contracts or grant any restriction which in any way limits or restricts its ability to sell, assign and convey to EMCLP the interest of the Participant in the BR Swap Rights (or any part thereof), except for the limitations and restrictions under the BR PSA; or

(c) enter into any Contract or grant any right or privilege capable of becoming a Contract for the purchase or acquisition from the Participant of the BR Swap Rights (or any part thereof), except for the rights of first refusal in favour of the BR Participants under the BR PSA;

(5) notwithstanding any provisions of the BR PSA to the contrary, the Participant shall not:

(a) assign the BR Swap Rights (or any part thereof) to an Affiliate (as defined in the BR PSA) pursuant to Section 16.2(a) of the BR PSA;

(b) dispose of the BR Swap Rights (or any part thereof) as result of a Reorganization (as defined in the BR PSA) pursuant to Section 16.2(b) of the BR PSA;

(c) assign the BR Swap Rights (or any part thereof) to a Business Purchaser (as defined in the BR PSA) pursuant to Section 16.2(d) of the BR PSA or to a Third Party (as defined in the BR PSA) pursuant to Section 16.4 of the BR PSA;

(d) enter into any Contract or grant any right or privilege capable of becoming a Contract to do anything referenced in (a), (b) or (c) above; or

(e) implement any BR Independent Arrangement in relation to the BR Swap Rights; and

(6) the Participant shall use its commercially reasonable efforts to satisfy the conditions contained in Section 5.2.

4.2 Conduct of EMCLP during Interim Period. Without in any way limiting any other obligations of EMCLP hereunder, unless the prior written consent of the Participant is obtained, during the Interim Period:

(1) except as contemplated herein, EMCLP shall continue to perform its obligations under the SD PSA;

(2) EMCLP shall promptly advise the Participant in writing if any of its partners become a non-resident of Canada for purposes of the Tax Act;

(3) EMCLP shall promptly advise the Participant in writing of any changes in its ETA registration number;

(4) EMCLP shall not:

(a) grant an Encumbrance against the SD Transfer Rights (or any part thereof);

(b) enter into any Contracts or grant any restriction which in any way limits or restricts its ability to sell, assign and convey to the Participant the interest of EMCLP in the SD Transfer Rights (or any part thereof), except for the limitations and restrictions under the SD PSA; or

(c) enter into any Contract or grant any right or privilege capable of becoming a Contract for the purchase or acquisition from EMCLP of the SD Transfer Rights (or any part thereof), except for the rights of first refusal in favour of the SD Participants under the SD PSA;

(5) notwithstanding any provisions of the SD PSA to the contrary, EMCLP shall not:

(a) assign the SD Transfer Rights (or any part thereof) to an Affiliate (as defined in the SD PSA) pursuant to Section 16.2(a) of the SD PSA;

(b) dispose of the SD Transfer Rights (or any part thereof) as result of a Reorganization (as defined in the SD PSA) pursuant to Section 16.2(b) of the SD PSA;

(c) assign the SD Transfer Rights (or any part thereof) (or any part thereof) to a Business Purchaser (as defined in the SD PSA) pursuant to Section 16.2(d) of the SD PSA or to a Third Party (as defined in the SD PSA) pursuant to Section 16.4 of the SD PSA;

(d) enter into any Contract or grant any right or privilege capable of becoming a Contract to do anything referenced in (a), (b) or (c) above; or

(e) implement any SD Independent Arrangement in relation to the SD Transfer PPI.

(6) EMCLP shall advise the Participant promptly if it acquires Knowledge that any matter, fact, circumstance, event, act or omission has occurred or exists that would reasonably be expected to have a material adverse effect on the SD Transfer Rights or any portion thereof or on the value thereof, including any increase of the SD Monthly PPA Costs, SD Other PPA Costs or SD Monthly Administration Fees (other than SD STS Adjustments), or any discussions or negotiations with the Owner (as defined in the SD PSA) with respect to such matters, provided that no such advice needs to be given with respect to:

(a) future expected revenues, or

(b) matters that have been publicly disclosed and are of general application to the electricity industry in Alberta.

(7) EMCLP shall use its commercially reasonable efforts to satisfy the conditions contained in Section 5.1.

4.3 Deregistration of NSIs. The Participant hereby agrees that EMCLP may authorize EMPI to de-register any “net settlement instructions” pursuant to the ISO Rules that may be registered for it against generating units located at the BR Plant effective as at the Effective Time; provided that EMCLP will cause EPMI to register within 3 Business Days after the Closing for the Participant against generating units located as the SD Plant a net settlement instruction pursuant to the SD Participant 2006 DSIA to reflect the increase in the Participant’s Share (as defined in the SD PSA) as a result of the acquisition by the Participant of the SD Transfer PPI and (ii) if the Closing has not occurred by May 31, 2006 (or such later date to which the Participant agrees), then EMCLP will cause EPMI to re-register such net settlement instruction against generating units located at the BR Plant.

ARTICLE 5

CONDITIONS OF CLOSING

5.1 EMCLP’s Conditions.

(1) EMCLP shall be obliged to complete the Closing only if each of the following conditions precedent has been satisfied in full at or before the Closing Time (each of which conditions precedent is acknowledged to be for the exclusive benefit of EMCLP):

(a) all of the representations and warranties of the Participant in Section 3.1 shall be true and correct in all material respects as at the date hereof and as at the Closing Time with the same effect as if made at and as of the Closing Time (except as those representations and warranties may be affected by events or transactions (i) expressly permitted by or resulting from the entering into of this Agreement or (ii) approved in writing by EMCLP);

(b) the Participant shall have complied with or performed in all material respects all of the obligations, covenants and agreements under this Agreement to be complied with or performed by the Participant at or before the Closing Time;

(c) there shall be no injunction or restraining order issued preventing, and no pending or threatened Claim against any Party, for the purpose of enjoining or preventing the completion of the Transactions or claiming that this Agreement or the completion of the Transactions is illegal or would give rise to such a Claim under any Applicable Law;

(d) the Participant and each of the other BR Other Participants and the other SD Other Participants shall have duly executed and delivered the Waiver and Consent;

(e) the Participant shall have duly executed and delivered the BR Participant DSI Termination Agreement;

(f) the Participant shall have duly executed and delivered the SD Insurance Agreement;

(g) the Participant shall have duly executed and delivered the SD Tax Agreement.

(h) the Participant shall have duly executed and delivered the SD Extension Loan Agreement and the promissory note, security agreement, prudential letter agreement, direction to pay and other documentation referred to in Section 5 of the SD Extension Loan Agreement.

(i) the Participant shall have duly executed and delivered the SD Direction to Pay;

(j) the Participant shall have complied with the prudential requirements of EPMI pursuant to Part 19 of the SD PSA;

(k) the Closing under this Agreement shall not occur unless each of the EMCLP PPIAA Closings (other than the Closing under this Agreement), the EPIPA Closing, the 30% PPIPA Closing and the 2006 Closing shall have occurred or will occur concurrently with the Closing under this Agreement;

(l) the Participant shall have duly executed, if applicable, and delivered the PPI Assignment Agreement referred to in Section 6.2(a), the receipts referred to Sections 6.2(d) and 6.2(f), the certificates and documents referred to in 6.2(g) and the certificate referred to in Section 6.2(h).

(2)

(a) Subject to Section 5.1(2)(b), if any of the conditions in Section 5.1(1) shall not be satisfied or fulfilled in full at or before the Closing Time on the Closing Date to the satisfaction of EMCLP, acting reasonably, EMCLP in its sole discretion may, without limiting any rights or remedies available to EMCLP at law or in equity, either:

(i) terminate this Agreement by notice in writing to the Participant; or

(ii) waive compliance with any such condition in whole or in part by notice in writing to the Participant, except that no such waiver shall operate as a waiver of any other condition.

(b) If the Closing has not occurred on or before the Outside Date, this Agreement shall terminate on the Outside Date without any further action of the part of either Party.

(3) If EMCLP elects to terminate this Agreement pursuant to Section 5.1(2)(a) or this Agreement terminates pursuant to Section 5.1(2)(b), the Participant and EMCLP shall be released from all obligations hereunder, except:

(a) with respect to the obligations contained in Section 8.1 and 8.2 which shall survive such termination and continue in full force and effect; and

(b) that nothing contained in this Section 5.1(3) shall relieve or have the effect of relieving either Party in any way from liability for damages incurred or suffered by a Party as a result of a breach of this Agreement (including for greater certainty any such breach that results in the conditions precedent to this Agreement not being satisfied).

5.2 Participant’s Conditions.

(1) The Participant shall be obliged to complete the Closing only if each of the following conditions precedent has been satisfied in full at or before the Closing Time for the Closing (each of which conditions precedent is acknowledged to be for the exclusive benefit of the Participant):

(a) all of the representations and warranties of EMCLP made in Section 3.2 shall be true and correct in all material respects as at the date hereof and as at the Closing Time with the same effect as if made at and as of the Closing Time (except as those representations and warranties may be affected by events or transactions (i) expressly permitted by or resulting from the entering into of this Agreement or (ii) approved in writing by the Participant);

(b) EMCLP shall have complied with or performed in all material respects all of the obligations, covenants and agreements under this Agreement to be complied with or performed by EMCLP at or before the Closing Time;

(c) there shall be no injunction or restraining order issued preventing, and no pending or threatened Claim against any Party for the purpose of enjoining or preventing the completion of the Transactions or claiming that this Agreement or the completion of the Transactions is illegal or would give rise to such a Claim under any Applicable Law;

(d) EPMI and EMCLP shall have duly executed and delivered the SD Insurance Agreement;

(e) EMCLP shall have duly executed and delivered the SD Tax Agreement.

(f) EMCLP shall have duly executed and delivered SD Extension Loan Agreement.

(g) EMCLP shall have duly executed, if applicable, and delivered the PPI Assignment Agreement referred to in Section 6.3(a), the receipts referred to Sections 6.3(b), 6.3(d), and 6.3(f), the certificates and documents referred to in 6.3(g) and the certificate referred to in Section 6.3(h).

(2)

(a) Subject to Section 5.2(2)(b), if any of the conditions in Section 5.2(1) shall not be satisfied or fulfilled in full at or before the Closing Time on the Closing Date to the satisfaction of the Participant, acting reasonably, the Participant in its sole discretion may, without limiting any rights or remedies available to the Participant at law or in equity, either:

(i) terminate this Agreement by notice in writing to EMCLP; or

(ii) waive compliance with any such condition in whole or in part by notice in writing to EMCLP, except that no such waiver shall operate as a waiver of any other condition.

(b) If the Closing has not occurred on or before the Outside Date, this Agreement shall terminate on the Outside Date without any further action of the part of either Party.

(3) If the Participant elects to terminate this Agreement pursuant to Section 5.2(2)(a) or this

Agreement terminates pursuant to Section 5.2(2)(b), the Participant and EMCLP shall be released from all obligations hereunder, except:

(a) with respect to the obligations contained in Section 8.1 and 8.2 which shall survive such termination and continue in full force and effect; and

(b) that nothing contained in this Section 5.2(3) shall relieve or have the effect of relieving either Party in any way from liability for damages incurred or suffered by a Party as a result of a breach of this Agreement (including for greater certainty any such breach that results in the conditions precedent to this Agreement not being satisfied).

ARTICLE 6

CLOSING ARRANGEMENTS

6.1 Closing. Subject to the satisfaction or waiver of the conditions set out in Article 5, the Closing shall take place at the Closing Time at the offices of EMCLP’s Counsel in Calgary, Alberta or at such other place as may be agreed to by the Participant and EMCLP.

6.2 Participant’s Closing Deliveries. At the Closing, the Participant shall deliver or cause to be delivered to EMCLP the following:

(a) the PPI Assignment Agreement;

(b) payment of the SD Extension Purchase Price pursuant to the SD Direction to Pay;

(c) payment of the BR Benefits and Obligations apportioned pursuant to the BR Interim Accounting pursuant to Section 2.5(3), if owing by the Participant to EMCLP;

(d) a receipt for the amount of the BR Benefits and Obligations, if any, paid by EMCLP to the Participant pursuant to Section 2.5(3);

(e) payment of the SD Benefits and Obligations apportioned pursuant to the SD Interim Accounting pursuant to Section 2.5(3), if owing by the Participant to EMCLP;

(f) a receipt for the amount of the SD Benefits and Obligations, if any, paid by EMCLP to the Participant pursuant to Section 2.5(3);

(g) in respect of the Participant:

(i) a certificate of status;

(ii) a certificate of incumbency; and

(iii) that number of copies reasonably required by EMCLP, certified by one of its senior officers, of the resolutions of the board of directors of the Participant authorizing the execution, delivery and performance of this Agreement and of all Contracts, instruments, certificates and other documents required by this Agreement to be delivered by the Participant;

(h) a certificate of the Participant dated as of the Closing Date and signed by two senior officers of the Participant, certifying that:

(i) all of the representations and warranties of the Participant made in Section 3.1 are true and correct in all material respects as at the date hereof and as at the Closing Time on the Closing Date with the same effect as if made at and as of such Closing Time (except as those representations and warranties may be affected by events or transactions (A) expressly permitted by or resulting from the entering into of this Agreement or (B) approved in writing by EMCLP); and

(ii) the Participant has complied with or performed in all material respects all of the obligations, covenants and agreements under this Agreement to be complied with or performed by the Participant at or before the Closing Time on the Closing Date.

6.3 EMCLP’s Closing Deliveries. At the Closing, EMCLP shall deliver or cause to be delivered to the Participant the following:

(a) the PPI Assignment Agreement;

(b) a receipt for the SD Extension Purchase Price;

(c) payment of the BR Benefits and Obligations apportioned pursuant to the BR Interim Accounting pursuant to Section 2.5(3), if owing by EMCLP to the Participant;

(d) a receipt for the amount of the BR Benefits and Obligations, if any, paid by the Participant to EMCLP pursuant to Section 2.5(3);

(e) payment of the SD Benefits and Obligations apportioned pursuant to the SD Interim Accounting pursuant to Section 2.5(3), if owing by EMCLP to the Participant;

(f) a receipt for the amount of the SD Benefits and Obligations, if any, paid by the Participant to EMCLP pursuant to Section 2.5(3);

(g) in respect of EMCLP:

(i) a certificate of incumbency; and

(ii) that number of copies reasonably required by the Participant, certified by one of the senior officers of the general partner of EMCLP, of the resolutions or approvals, as applicable, of EMCLP and the board of directors of EMCLP’s Guarantor authorizing its execution, delivery and performance of this Agreement and of all Contracts, instruments, certificates and other documents required by this Agreement to be delivered by EMCLP;

(h) a certificate of EMCLP dated as of the Closing Date and signed by two senior officers of the general partner of EMCLP, certifying that

(i) all of the representations and warranties of EMCLP made in Section 3.2 are true and correct in all material respects as at the date hereof and as at the Closing Time with the same effect as if made at and as of the Closing Time for the Closing (except as those representations and warranties may be affected by events or transactions (A) expressly permitted by or resulting from the entering into of this Agreement or (B) approved in writing by the Participant); and

(ii) EMCLP has complied with or performed in all material respects all of the obligations, covenants and agreements under this Agreement to be complied with or performed by EMCLP at or before the Closing Time;

(i) evidence that the Waiver and Consent has been obtained from all BR Participants and SD Participants.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification by EMCLP . Subject to this Article 7, EMCLP shall indemnify and save harmless the Participant from any and all Losses suffered or incurred by the Participant as a result of or arising directly out of or in connection with:

(a) any inaccuracy of or any breach by EMCLP of, any representation or warranty of EMCLP contained in Section 3.2 or of any corresponding representation or warranty contained in EMCLP’s Closing Certificate (except that EMCLP shall not be required to indemnify or save harmless the Participant in respect of any inaccuracy or breach of any representation or warranty unless the Participant shall have provided notice to EMCLP in accordance with Section 7.4 on or prior to the expiration of the applicable time period related to that representation and warranty set out in Section 3.4); and

(b) any breach or non-performance by EMCLP of any covenant or other obligation to be performed by it that is contained in this Agreement or in any Contract, instrument, certificate or other document delivered pursuant to this Agreement.

7.2 Indemnification by the Participant. Subject to this Article 7, the Participant shall indemnify and save harmless EMCLP from any and all Losses suffered or incurred by EMCLP as a result of or arising directly out of or in connection with:

(a) any inaccuracy of or any breach by the Participant of, any representation or warranty of the Participant contained in Section 3.1 or of any corresponding representation or warranty contained in the Participant’s Closing Certificate (except that the Participant shall not be required to indemnify or save harmless EMCLP in respect of any inaccuracy or breach of any representation or warranty unless EMCLP shall have provided notice to the Participant in accordance with Section 7.4 on or prior to the expiration of the time period set out in Section 3.3) and

(b) any breach or non-performance by the Participant of any covenant or other obligation to be performed by it that is contained in this Agreement or in any Contract, instrument, certificate or other document delivered pursuant to this Agreement.

7.3 Thresholds and Limits.

(1) Notwithstanding Section 7.1 and 7.2 but subject to Section 7.3(1), EMCLP’s obligation to indemnify the Participant pursuant to Section 7.1(a) and the Participant’s obligation to indemnify EMCLP pursuant to Section 7.2(a) shall be applicable only if the Participant’s Net or EMCLP’s Losses, as applicable, are in excess of $250,000 (the “Threshold”) and shall in no event exceed, in the case of the Participant, a maximum amount equal to $36,379,196 (the “Participant Maximum Indemnity Limit”) or in the case of EMCLP, a maximum amount equal to $58,670,789 (the “EMCLP Maximum Indemnity Limit”) and, in addition to not exceeding the Participant Maximum Indemnity Limit or EMCLP Maximum Indemnity Limit, as applicable:

(a) EMCLP’s obligation to indemnify the Participant for Losses suffered or incurred as result of any inaccuracy or breach of any representation or warranty of the EMCLP set out in Sections 3.2(6) and 3.2(7) and Sections 3.2(9) to 3.2(17), both inclusive, hereof or of any corresponding certification contained in the EMCLP’s Closing Certificate shall in no event in aggregate exceed a maximum amount equal to $29,335,394 (the “EMCLP Reduced Indemnity Limit”); and

(b) the Participant’s obligation to indemnify EMCLP for Losses suffered or incurred as result of any inaccuracy or breach of any representation or warranty of the Participant set out in Sections 3.1(6) and 3.1(7) and Section 3.1(9) to 3.1(14), both inclusive, hereof or of any corresponding certification contained in the Participant’s Closing Certificate shall in no event in aggregate exceed a maximum amount equal to $18,189,598 (the “Participant Reduced Indemnity Limit”).

If the aggregate of all of the Participant’s Losses or all of EMCLP’s Losses, as applicable, exceeds the Threshold, the Participant or EMCLP, as applicable, shall be obliged to indemnify the other for all of those Losses, including the amount of the Threshold, but only up to Participant Maximum Indemnity Limit or EMCLP Maximum Indemnity Limit, as applicable, or, to the extent that Section 7.3(l)(a) or 7.3(l)(b) applies, only up to the EMCLP Reduced Indemnity Limit or Participant Reduced Indemnity Limit, as applicable.

(2) Subject to Section 7.3(1), only items or Claims exceeding $25,000 shall be included in the calculation of Losses for the purpose of the Threshold, except that for the purpose of determining whether a Party is entitled to indemnification under this Agreement, a group of related matters resulting in Losses arising out of the same or a similar event or occurrence or a series of related or similar events or occurrences shall be deemed to be one item or Claim.

(3) The provisions of Sections 7.3(1) and 7.30 shall not apply in respect of any inaccuracy or breach of a representation or warranty involving fraud or fraudulent misrepresentation.

(4) For the purposes of this Section 7.3:

(a) “Participant’s Losses” shall mean the aggregate of all of the Participant’s Losses, including without duplication the Losses referred to in Section 7.3(1)(a); and

(b) “EMCLP’s Losses” shall mean the aggregate of all of EMCLP’s Losses, including without duplication the Losses referred to in Section 7.3(1)(b).

7.4 Notice of Claim.

(1) Promptly on becoming aware of any circumstances which have given or could give rise to a Claim of indemnification under this Article 7, the Party claiming indemnification (the “Indemnified Party”) shall notify the other Party (the “Indemnifying Party”) of those circumstances. That notice shall specify whether the Losses arise as a result of a Claim by a Person (other than a Party) against the Indemnified Party (a “Third Party Claim”) or whether the Losses do not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent the information is available) the factual basis for the Claim and the amount of the Losses, if known.

(2) If through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give that notice on a timely basis.

7.5 Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Direct Claim, the Indemnifying Party shall have 60 days to make such investigation of the Direct Claim as is considered necessary or desirable. For the purpose of that investigation, the Indemnified Party shall make available to the Indemnifying Party on a non-

exclusive basis the information relied on by the Indemnified Party to substantiate the Direct Claim, together with such information as the Indemnifying Party may reasonably request. If the Parties agree at or prior to the expiry of this 60 day period (or to any agreed extension of this period) to the validity and amount of that Direct Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full amount as agreed to by the Parties of the Direct Claim, For clarity, (i) the Participant shall be deemed to have incurred or suffered Losses as of and from the Effective Time as a consequence of any reduction in the value of the SD Transfer Rights resulting from an inaccuracy or breach of any representation or warranty by EMCLP under this Agreement and (ii) EMCLP shall be deemed to have incurred or suffered Losses as of and from the Effective Time as a consequence of any reduction in the value of the BR Swap Rights resulting from an inaccuracy or breach of any representation or warranty by the Participant under this Agreement.

7.6 Third Party Claims.

(1) With respect to any Third Party Claim, the Indemnifying Party shall be entitled (but not required), at its expense, to participate in or assume the conduct of the negotiations, settlement or defence of the Third Party Claim and, if it does, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party’s out-of-pocket expenses as a result of that participation or assumption,

(2) If the Indemnifying Party elects to assume the conduct of the negotiations, settlement or defence of the Third Party Claim, the Indemnifying Party shall be entitled to retain counsel on behalf of the Indemnified Party who is acceptable to the Indemnified Party, acting reasonably, to represent the Indemnified Party in the negotiation, settlement or defence of that Third Party Claim. In any Third Party Claim for which the Indemnifying Party elects to assume that conduct, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of that Third Party Claim and to retain separate counsel to act on its behalf but the fees and disbursements of that counsel shall be at the expense of the Indemnified Party unless:

(a) the Indemnified Party determines, acting reasonably, that actual or potential of conflicts of interests exist which make representation chosen by the Indemnifying Party not advisable (such as where the named parties to that Third Party Claim include both the Indemnifying Party and the Indemnified Party, and the defences available to the Indemnified Party are different or in addition to those available to the Indemnifying Party); or

(b) the Indemnifying Party has authorized the retention of that counsel;

in each of which cases the fees and disbursements of such counsel shall be at the expense of the Indemnifying Party.

(3) If the Indemnifying Party, having elected to assume that conduct, thereafter fails to defend the Third Party Claim diligently, the Indemnified Party shall be entitled to assume that conduct, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to that Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by Applicable Law to make a payment to any Person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party shall provide prior written notice of that payment to the Indemnifying Party and thereafter may make that payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for that payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which that payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of that difference to the Indemnifying Party.

7.7 Settlement of Third Party Claims. If the Indemnifying Party fails to assume conduct of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes conduct of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent cannot be unreasonably withheld or delayed, and the liability of the Indemnifying Party to the Indemnified Party shall be limited to the amount of the Indemnified Party’s liability under any proposed settlement that could have been effected for which the Indemnified Party’s consent was not obtained.

7.8 Co-Operation. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect to Third Party Claims (including supplying copies of all relevant documentation promptly as it becomes available). Where the defence of a Third Party Claim is being undertaken and conducted by the Indemnifying Party, the Indemnified Party shall use all reasonable efforts to make available to the Indemnifying Party, at the request and expense of the Indemnifying Party, those employees of the Indemnified Party whose assistance, testimony or presence is reasonably necessary to assist the Indemnifying Party in evaluating and defending that Third Party Claim.

7.9 Gross-up. If an Indemnified Party is subject to Tax in respect of the receipt of an amount pursuant to this Article 7, after taking into account any offsetting deduction or tax credit available in respect of the applicable Losses, then the amount payable by the Indemnifying Party shall be increased by an amount (the “Increased Amount”) such that the Indemnified Party shall be in the same position after paying Tax on the amount received hereunder, including any Taxes payable on the Increased Amount, as the Indemnified Party would have been in had the Losses giving rise to such payment not arisen and had such amount not been payable.

7.10 Exclusivity. Unless otherwise provided in this Agreement, the provisions of this Article 7 shall apply to any Claim for breach of covenants, representation, warranty or other obligation or provision of this Agreement or any Contract, instrument, certificate or other document delivered pursuant to this Agreement (other than a Claim for specific performance or injunctive relief) and to any and all other indemnities provided in this Agreement or in any Contract, instrument, certificate or other document delivered pursuant to this Agreement with the intent that all such Claims and indemnities shall be brought only in accordance with the specific provisions of this Article 7.

ARTICLE 8 GENERAL

8.1 Public Announcements. No Party shall make any public statement or issue any press release concerning the Transactions except as agreed by the Parties acting reasonably or as may be necessary, in the opinion of counsel to the Party making that disclosure, to comply with the requirements of all Applicable Law or the rules of any securities exchange or securities regulatory body having jurisdiction over the Party or its Affiliates. If any public statement or release is so required, the Party making the disclosure shall consult with the other Party before making that statement or release, and the Parties shall use all reasonable efforts, acting in good faith, to agree on a text for the statement or release that is satisfactory to the Parties.

8.2 Participant’s Expenses. EMCLP shall pay all reasonable third party expenses (including Taxes imposed on those expenses) reasonably incurred by the Participant in the negotiation, preparation, execution and performance of this Agreement and the Transactions, including all reasonable fees and expenses of its external legal counsel, accountants or other representatives or consultants.

8.3 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties and no third parties shall accrue any benefit, Claim or right of any kind pursuant to, under, by or through this Agreement.

8.4 Entire Agreement. This Agreement together with the other agreements to be entered into as contemplated by this Agreement (the “Other Agreements”) constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and the Other Agreements and supersede all prior correspondence, agreements, negotiations, discussions and understandings, written or oral. Except as specifically set out in this Agreement or the Other Agreements, there are no representations, warranties, conditions or other agreements or acknowledgements, whether direct or collateral, express or implied, written or oral, statutory or otherwise, that form part of or affect this Agreement or the Other Agreements or which induced any Party to enter into this Agreement or the Other Agreements. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made either prior to, concurrently with, or after entering into, this Agreement or any Other Agreement, or any amendment or supplement thereto, by any Party to this Agreement or any Other Agreement or its Representatives, to any other Party or its Representatives, except to the extent the representation, warranty, opinion, advice or assertion of fact has been reduced to writing and included as a term in this Agreement or that Other Agreement, and none of the Parties to this Agreement or any Other Agreement has been induced to enter into this Agreement or any Other Agreement or any amendment or supplement by reason of any such representation, warranty, opinion, advice or assertion of fact. There shall be no liability, in tort or in contract or otherwise, assessed in relation to the representation, warranty, opinion, advice or assertion of fact, except as contemplated in this Section.

8.5 Non-Merger. All provisions of this Agreement, other than (a) the conditions in Sections 5.1 and 5.2 and (b) the representations and warranties in Article 3 and the related indemnities in Article 7 (which are subject to special arrangements provided in those Articles or sections) shall survive the execution, delivery and performance of this Agreement and the Closing.

8.6 Time of Essence. Time is of the essence of this Agreement.

8.7 Amendment. This Agreement may be supplemented, amended, restated or replaced only by written agreement signed by each Party.

8.8 Waiver of Rights. Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of that right. No single or partial exercise of any such right shall preclude any other or further exercise of that right or the exercise of any other right.

8.9 Jurisdiction. Each Party irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of the province of Alberta.

8.10 Governing Law. This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the province of Alberta and the laws of Canada applicable in that province.

8.11 Notices.

(1) Any notice, demand or other communication (in this Section 8.11, a “notice”) required or permitted to be given or made under this Agreement must be in writing and is sufficiently given or made if:

(a) delivered in person and left with a receptionist or other responsible employee of the relevant Party at the applicable address set forth below;

(b) sent by prepaid courier service; or

(c) sent by facsimile transmission, with confirmation of transmission by the transmitting equipment (a “Transmission”);

in the case of a notice to EMCLP, addressed to it at:

EPCOR Merchant and Capital L.P.

8th Floor, 505 – Second Street S.W.

Calgary, Alberta T2P 1N8

Attention: Jim Oosterbaan, Senior Vice President

Facsimile No.: (403) 717-4601

with a copy to:

EPCOR Utilities Inc.

10065 Jasper Avenue Edmonton, Alberta T5J 3B1

Attention: Vice President and General Counsel

Facsimile No.: (780) 412-3773

and in the case of a notice to the Participant, addressed to it at:

Millar Western Forest Products Ltd.

16640 – 111 Avenue Edmonton, Alberta

Attention: Jack Joys, Director, Energy & Procurement

Facsimile No.: (780) 486-8284

with a copy to:

Fraser Milner Casgrain 2900 Manulife Place 10180 – 101 Street Edmonton, Alberta

Attention: Robert J. Turner, Q.C.

Facsimile No.: (780) 423-7276

(2) Any notice sent in accordance with this Section 8.11 shall be deemed to have been received:

(a) if delivered prior to or during normal business hours on a Business Day in the place where the notice is received, on the date of delivery;

(b) if sent by facsimile during normal business hours on a Business Day in the place where the Transmission is received, on the same day that it was received by Transmission, on production of a Transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the relevant facsimile number of the recipient; or

(c) if sent in any other manner, on the date of actual receipt;

except that any notice delivered in person or sent by Transmission not on a Business Day or after normal business hours on a Business Day, in each case in the place where the notice is received, shall be deemed to have been received on the next succeeding Business Day in the place where the notice is received.

(3) Any Party may change its address for notice by giving notice to the other Parties.

8.12 Guarantee of EMCLP’s Obligations

(1) EMCLP’s Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Participant the punctual and complete fulfillment, payment and performance when due of all obligations of EMCLP under the terms of this Agreement.

(2) The liability of EMCLP’s Guarantor under the guarantee (the “EMCLP Guarantee”) in Section 8.12(1) is absolute and unconditional and shall be binding upon EMCLP’s Guarantor and its successors and assigns, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not EMCLP’s Guarantor shall have any knowledge or notice thereof) which might otherwise constitute a legal or equitable discharge or defence of a guarantor; provided that any claim hereunder against EMCLP’s Guarantor shall be subject to, and EMCLP’s Guarantor shall have available to it in defence of any such claim, any and all of EMCLP’s rights and defences, whether arising under this Agreement or otherwise, in respect of any such claim.

(3) To the extent of any payment by EMCLP’s Guarantor to the Participant hereunder, EMCLP’s Guarantor shall succeed to all corresponding claims that the Participant may have and otherwise shall be subrogated to the rights of the Participant against EMCLP in respect thereof.

8.13 Assignment. No Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its rights or obligations under this Agreement to any Person.

8.14 Further Assurances. Each Party shall promptly do, execute, deliver or cause to be done, executed or delivered all further acts, documents and matters in connection with this Agreement that any other Party may reasonably require, for the purposes of giving effect to this Agreement.

8.15 Severability. If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to the other Parties or circumstances. The Parties shall engage in good faith negotiations to replace any provision which is so restricted, prohibited or unenforceable with an unrestricted and enforceable provision, the economic effect of which comes as close as possible to that of the restricted, prohibited or unenforceable provision which it replaces.

8.16 Successors and Assigns. This Agreement shall be binding on, and shall enure to the benefit of, the Parties and their respective successors.

8.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement. To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to all other Parties by Transmission and the signature transmitted by Transmission shall be deemed to be its original signature for all purposes.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date first above written.

EPCOR MERCHANT AND CAPITAL L.P

by its General Partner

EPCOR MERCHANT AND CAPITAL INC.

MILLAR WESTERN FOREST PRODUCTS LTD.

By:

Name: Brian Vaasjo

Title: Executive Vice, President

By:

Name: H. Mackenzie Millar

Title: President and Chief Executive Officer

By:

Name: Jim Oosterbaan

Title: Senior Vice President

By:

Name: Carol E. Cotton

Title: Senior Vice President and Chief Financial Officer

EPCOR UTILITIES INC.

By:

Name: Don Lowry

Title: President and Chief Executive Officer

By:

Name: Brian Vaasjo

Title: Executive Vice President

This is signature page to the Millar Western PPI Swap and Purchase Agreement made as of May 19, 2006 among Millar Western Forest Products Ltd., EPCOR Merchant and Capital L.P. and EPCOR Merchant and Capital L.P. and EPCOR Utilities Inc.

8.16 Successors and Assigns. This Agreement shall be binding on, and shall enure to the benefit of, the Parties and their respective successors.

8.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement. To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to all other Parties by Transmission and the signature transmitted by Transmission shall be deemed to be its original signature for all purposes.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date first above written.

EPCOR MERCHANT AND CAPITAL L.P

by its General Partner

EPCOR MERCHANT AND CAPITAL INC.

By:

Name: Brian Vaasjo

Title: Executive Vice President

MILLAR WESTERN FOREST PRODUCTS LTD.

By:

Name: H. MacKenzie Millar

Title: President and Chief Executive Officer

By:

Name: Jim Oosterbaan

Title: Senior Vice President

By:

Name: Carol E. Cotton

Title:

Senior Vice President and Chief Financial Officer

EPCOR UTILITIES INC.

By:

Name: Don Lowry

Title: President and Chief Executive Officer

By:

Name: Brian Vaasjo

Title: Executive Vice President

This is a signature page to the Millar Western PPI Swap and Purchase Agreement made as of May 19, 2006 among Millar Western Forest Products Ltd., EPCOR Merchant and Capital L.P. and EPCOR Utilities Inc.

SCHEDULE 1.1(37)

FORM OF BR PARTICIPANT DSI TERMINATION AGREEMENT

BR MILLAR WESTERN DSI TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made as of the [•] day of [•], 2006,

BETWEEN

MILLAR WESTERN FOREST PRODUCTS LTD., a corporation incorporated and subsisting under the laws of Alberta (hereinafter called the “Participant”),

– and –

EPCOR PPA MANAGEMENT INC., a corporation incorporated and subsisting under the laws of Alberta (hereinafter called the “EPMI”)

RECITALS:

A. The Participant, EMCLP, and EPCOR Utilities Inc. as guarantor of EMCLP have entered into the Millar Western PPI Swap and Purchase Agreement made as of [•], 2006 (the “Agreement”), pursuant to which, among other things, on and subject to the terms and conditions thereof, the Participant agreed to swap its BR Swap Rights to EMCLP in exchange for EMCLP’s SD Swap Rights and EMCLP agreed to sell and assign the SD Extension Rights to the Participant as of and with effect from the Effective Time, all as more specifically described in the Agreement.

B. The Participant and EPMI have entered into the Direct Sales Implementation Agreement (Battle River) made as of January 27, 2006 in relation to the BR Swap Rights (the “DSI Agreement”).

C. It is a condition precedent to EMCLP’s obligation to complete the Closing under the Agreement, inter alia, that the Participant shall have duly executed and delivered this Termination Agreement.

D. This Termination Agreement is being made to give effect to the Agreement.

THIS TERMINATION AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. All terms used in this Termination Agreement including the Recitals, which are defined in the Agreement, shall have the respective meanings ascribed to them in the Agreement unless otherwise specifically defined herein.

2. The Participant and EPMI hereby each agree that effective as of the Effective Time the DSI Agreement, and any amendments thereto, and all rights and benefits and all liabilities and obligations conferred or imposed upon the Participant and EPMI by the DSI Agreement, and any amendments thereto, shall be terminated and shall be of no further force or effect; provided that the termination of the DSI Agreement shall not affect any rights or obligations which may have accrued prior to such termination.

3. Each of the Participant and EPMI, and its successors and assigns, will from time to time and at all times hereafter, upon every reasonable request of the other party, its successors and assigns, make, do and execute or cause and procure to be made, done and executed, all such further acts, deeds or assurances as may be reasonably required by the requesting party, its successors or assigns, to give effect to this Termination Agreement in accordance with its terms.

4. This Termination Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.

5. This Termination Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6. This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement. To evidence the fact that it has executed this Termination Agreement, a party may send a copy of its executed counterpart to the other party by facsimile transmission and the signature transmitted by facsimile transmission shall be deemed to be its original signature for all purposes.

IN WITNESS WHEREOF the parties have duly executed this Termination Agreement as of the date and year first above written.

MILLAR WESTERN FOREST PRODUCTS LTD.

Per:

Per:

EPCOR PPA MANAGEMENT INC.

Per:

Per:

SCHEDULE 1.1(106)

FORM OF PPI ASSIGNMENT AGREEMENT

EMCLP/MILLAR WESTERN PPI ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT is made as of the [•] day of [•], 2006,

BETWEEN

MILLAR WESTERN FOREST PRODUCTS LTD., a corporation incorporated and subsisting under the laws of Alberta (hereinafter called the “Participant”),

– and –

EPCOR MERCHANT AND CAPITAL L.P., a limited partnership formed and subsisting under the laws of Alberta of EPCOR Merchant and Capital Inc., a corporation incorporated and subsisting under the laws of Alberta and EMCC Limited, a corporation incorporated and subsisting under the laws of Alberta (hereinafter called the “EMCLP”)

RECITALS:

A. The Participant, EMCLP, and EPCOR Utilities Inc. as guarantor of EMCLP have entered into the Millar Western PPI Swap and Purchase Agreement made as of [•], 2006 (the “Agreement”), pursuant to which, among other things, on and subject to the terms and conditions thereof, the Participant agreed to swap its BR Swap Rights to EMCLP in exchange for EMCLP’s SD Swap Rights and EMCLP agreed to sell and assign the SD Extension Rights to the Participant as of and with effect from the Effective Time, all as more specifically described in the Agreement.

B. It is a condition precedent to each Party’s obligation to complete the Closing under the Agreement, inter alia, that the other Party shall have duly executed and delivered this Assignment Agreement.

C. This Assignment Agreement is being made to give effect to the Agreement.

THIS ASSIGNMENT AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and contained in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. All terms used in this Assignment Agreement including the Recitals, which are defined in the Agreement, shall have the respective meanings ascribed to them in the Agreement unless otherwise specifically defined herein.

2. The Participant hereby absolutely assigns, transfers and conveys unto EMCLP, its successors and assigns, effective as of the Effective Time, all right, title and interest of the Participant in and to the BR Swap Rights, the Participant’s BR Block Right and the Participant’s BR Voting Right, to have and hold the same absolutely, together with all benefit and advantage to be derived therefrom as of and with effect from the Effective Time.

3. EMCLP hereby accepts the absolute assignment, transfer and conveyance of the BR Swap Rights, the Participant’s BR Block Rights and the Participant’s BR Voting Rights and covenants and agrees to assume, pay, perform and discharge when due, all of the BR Assumed Liabilities to the same extent as if EMCLP had been the holder of the BR Swap Rights in place and stead of EMCLP as of the Effective Time.

4. EMCLP hereby absolutely assigns, transfers and conveys unto the Participant, its successors and assigns, effective as of the Effective Time, all right, title and interest of EMCLP in and to the SD Transfer Rights, to have and hold the same, together with all benefit and advantage to be derived therefrom, as of and with effect from the Effective Time.

5. The Participant hereby accepts the assignment, transfer and conveyance of the SD Transfer Rights and covenants and agrees to assume, pay, perform and discharge when due, all of the SD Assumed Liabilities to the same extent as if the Participant had been the holder of the SD Transfer Rights in place and stead of EMCLP as of the Effective Time.

6. This Assignment Agreement is a subordinate document that is executed and delivered by the Participant and EMCLP pursuant to the provisions of the Agreement. In the event of any conflict between the provisions of the Agreement and the provisions of this Assignment Agreement, the provisions of the Agreement shall prevail and govern.

7. This Assignment Agreement is in addition to and not in substitution for the Agreement and does not vary or affect, or effect a merger of, any of the terms, conditions, covenants, representations or warranties contained in the Agreement, which shall continue in full force and effect in accordance with the Agreement, but is entered into for the purpose of effecting the swap of the Participant’s BR Swap Rights in exchange for EMCLP’s SD Swap Rights and the sale and assignment of SD Extension Rights to the Participant in the manner and on the terms set forth in the Agreement.

8. The Participant, and its successors and assigns, will from time to time and at all times hereafter, upon every reasonable request of EMCLP, its successors and assigns, make, do and execute or cause and procure to be made, done and executed, all such further acts, deeds or assurances as may be reasonably required by EMCLP, its successors or assigns, to more effectually and completely vest in the name of EMCLP the BR Swap Rights in accordance with the Agreement. EMCLP, and its successors and assigns, will from time to time and at all times hereafter, upon every reasonable request of the Participant, its successors and assigns, make, do and execute or cause and procure to be made, done and executed, all such further acts, deeds or assurances as may be reasonably required by the Participant, its successors or assigns, to more effectually and completely vest in the name of EMCLP the BR Assumed Liabilities in accordance with the Agreement.

9. EMCLP, and its successors and assigns, will from time to time and at all times hereafter, upon every reasonable request of the Participant, its successors and assigns, make, do and execute or cause and procure to be made, done and executed, all such further acts, deeds or assurances as may be reasonably required by the Participant, its successors or assigns, to more effectually and completely vest in the name of the Participant the SD Transfer Rights in accordance with the Agreement. The Participant, and its successors and assigns, will from time to time and at all times hereafter, upon every reasonable request of EMCLP, its successors and assigns, make, do and execute or cause and procure to be made, done and executed, all such further acts, deeds or assurances as may be reasonably required by EMCLP, its successors or assigns, to more effectually and completely vest in the name of the Participant the SD Assumed Liabilities in accordance with the Agreement.

10. This Assignment Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.

11. This Assignment Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

12. This Assignment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement. To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to the other party by Transmission and the signature transmitted by Transmission shall be deemed to be its original signature for all purposes.

IN WITNESS WHEREOF the parties have duly executed this Assignment Agreement as of the date and year first above written.

MILLAR WESTERN FOREST PRODUCTS LTD.

Per:

Per:

EPCOR MERCHANT AND CAPITAL L.P.

by its general partner

EPCOR MERCHANT AND CAPITAL INC.

Per:

Per: